Filed pursuant to Rule 424(b)(2)

Registration No. 333-257057

Prospectus Supplement

(to Prospectus dated June 24, 2021)

$10,400,000 Principal Amount

9.50% Notes due 2025

We are offering $10,400,000 in aggregate principal amount of our 9.50% notes due 2025, which we refer to as the “Notes” for gross proceeds of $10,337,600. The Notes will be a further issuance of, rank equally in right of payment with, and form a single series for all purposes under the indenture governing the Notes including, without limitation, waivers, amendments, consents, redemptions and other offers to purchase to purchase, with the $32,895,650 aggregate principal amount of 9.50% Notes due 2025 that we issued in 2020, which we refer to collectively as the “July 2025 Notes.” The Notes will mature on July 31, 2025. We will pay interest on the Notes on March 31, June 30, September 30 and December 31 each year, beginning on June 30, 2022. We may redeem the Notes in whole or in part at any time, or from time to time on or after July 31, 2022, at the redemption price of par plus accrued interest, as discussed under the caption “Description of the Notes — Optional Redemption” in this prospectus supplement. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

The Notes will be issued under and subject to the terms of the indenture, dated as of July 17, 2020, between us and U.S. Bank National Association, as trustee (the “Indenture”), and the supplemental indenture thereto, dated July 17, 2020, copies of which are incorporated by reference into the registration statement to which this prospectus supplement is a part. The Notes will be our direct unsecured obligations and rank pari passu to all of our currently outstanding unsecured unsubordinated indebtedness, including the July 2025 Notes. We will have the ability to issue additional debt securities with terms different from the Notes without the consent of the holders of the Notes. If we issue additional debt securities, these additional debt securities could rank higher in priority of payment or have a lien or other security interest greater than that accorded to the holders of the Notes. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness. The repayment of the Notes will not be guaranteed. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes.

The July 2025 Notes are listed on the Nasdaq Global Market and have been trading under the symbol “CSSEN” since July 21, 2020. On April 19, 2022, the last reported sale price of the July 2025 Notes on the Nasdaq Global Market was $25.25. We intend to list the Notes offered hereby on the Nasdaq Global Market under the same trading symbol. The Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest in the Notes that is not included in the trading price.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in the Notes involves significant risks. Please read “Risk Factors” on page S-14 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Notes or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this prospectus supplement and any supplements and amendments thereto.

	Per Note	Total(1)(2)
Public offering price	$24.85	$10,337,600
Underwriting discount	$1.491	$620,256
Proceeds, before expenses, to us(2)	$23.359	$9,717,344

(1)	Ladenburg Thalmann, as representative of the underwriters, may exercise an option to purchase up to an additional $1,560,000 aggregate principal amount of Notes offered hereby, within 30 days of the date of this prospectus supplement. If this option is exercised in full, the total public offering price will be $1,550,640, the total underwriting discount paid by us will be $93,038, and total proceeds to us, before expenses, will be approximately $1,457,602.

(2)	Total expenses of the offering payable by us, excluding underwriting discounts and commissions, are estimated to be $180,000.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes in book-entry form only through The Depository Trust Company will be made on or about April 22, 2022.

Ladenburg Thalmann	B. Riley Securities

Prospectus Supplement dated April 20, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

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BASE PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-257057) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $1,000,000,000. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of our Notes. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Notes and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the sales agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus summary as “CSSE,” the Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, LLC, the parent company of CSS and our ultimate parent company;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a A Plus), a wholly owned subsidiary of CSSE;

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE;

•	“Crackle Plus” means Crackle Plus, LLC, a wholly owned subsidiary of CSSE which was originally formed by CSSE and CPE Holdings, Inc. (an affiliate of Sony Pictures Television Inc.);

•	“Landmark Studio Group” means Landmark Studio Group, a majority owned subsidiary of CSSE;

•	“Halcyon Television” means Halcyon Television, LLC, a wholly owned subsidiarity of CSSE;

•	“CSS AVOD” means CSS AVOD Inc., a majority owned subsidiary of CSSE;

•	“1091 Pictures” means TOFG, LLC, a wholly owned subsidiary of Screen Media Ventures, LLC; and

•	“Locomotive Global” means Locomotive Global Inc., a majority owned subsidiary of CSSE.

Our company and our subsidiaries and affiliates have proprietary rights to the trademarks and trade names used herein, including, among others, Chicken Soup for the Soul®, Crackle®, Popcornflix.com®, Popcornflix Kids®, Truli®, and FrightPix®. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “TM” or “®”, however, the absence of such marks is not intended to indicate that the Company or its affiliates or subsidiaries will not assert, to the fullest extent possible under applicable law, their respective rights to such trademarks and trade names.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may include, for example, statements about:

•	our limited operating history;

•	our financial performance, including our ability to generate revenue;

•	the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties our financial performance, including our ability to generate revenue;

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	the ability of our content offerings to achieve market acceptance;

•	the impact of increased competition;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our potential ability to obtain additional financing when and if needed;

•	our ability to protect our intellectual property;

•	our ability to complete strategic acquisitions, including joint ventures and co-production arrangements;

•	our ability to manage growth and integrate acquired operations;

•	uninterrupted service by the third-party service providers we rely on for the distribution of our content and delivery of ad impressions;

•	the potential liquidity and trading of our securities;

•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	regulatory or operational risks;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the time during which we will be an Emerging Growth Company under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors incorporated by reference or described in the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the Notes. Please read this entire prospectus supplement, including the risk factors, as well as the information incorporated by reference in this prospectus supplement, carefully.

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement. On July 17, 2020, we entered into the Supplemental Indenture to the Indenture between us and U.S. Bank National Association, relating to the July 2025 Notes. We will issue the Notes under the same Indenture and Supplemental Indenture, which we refer to collectively as the “Indenture” or the “indenture.” The Notes will be a further issuance of, rank equally in right of payment with, and form a single series with the July 2025 Notes for all purposes under the indenture, including, without limitation, waivers, amendments, consents, redemptions and other offers to purchase and voting. We refer to the “Notes” and the “July 2025 Notes” separately within this prospectus supplement since only the Notes are being offered hereby, but any general discussion of the terms of the Notes also applies to the July 2025 Notes since they are treated as the same under the Indenture.

Overview of our Business

Chicken Soup for the Soul Entertainment, Inc. is a leading streaming video-on-demand (VOD) company. We operate Crackle Plus, a portfolio of ad-supported VOD streaming services (AVOD) and free ad-supported television linear channels (FAST), as well as Screen Media, Halcyon Television, the newly formed Chicken Soup for the Soul Television Group, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

Crackle Plus is comprised of unique curated streaming services, each delivering popular and original premium content focused on specific themes such as drama, comedy, horror, paranormal, documentaries, and sports. Through our recently launched Chicken Soup for the Soul streaming service, we offer lifestyle, family and kids content. Our Crackle Plus portfolio of streaming services are branded and includes Crackle (among the most watched ad-supported independent VOD streaming services), Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Españolflix and FrightPix. As of December 31, 2021, Crackle Plus served more than 40 million monthly active visitors through many distribution platforms including Roku, Amazon Fire, Vizio and others. These visitors viewed content produced through our various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount Global, Fox, Warner Media and more than 100 other production and distribution companies, as well as through our media partners. Crackle Plus networks have access to approximately 14,500 films and 24,000 television episodes of licensed or company-owned original or exclusive programming. The acquisition of 1091 Pictures in March of 2022, added approximately 4,000 films and episodes of licensed content as well as established FAST and AVOD channels in genre specific verticals which the Company estimates results in approximately 1 billion yearly ad-impressions.

Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 20,000 films and television episodes. Screen Media also acquires between approximately 10 and 20 new feature films each year and a few hundred genre titles. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow. Our Halcyon Television subsidiary manages the extensive film and television library we acquired from Sonar Entertainment in 2021. This library is distributed by Screen Media and contains more than 1,000 titles, and approximately 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. Our Halcyon library titles have received 446 Emmy Award nominations, 101 Emmy Awards and 11 Golden Globe Awards.

Chicken Soup for the Soul Television Group, which was formed in the fourth quarter of 2021, houses our film and television production activities and produces or co-produces original content for Crackle Plus as well as content for other third-party networks. This group’s production efforts are conducted through a number of affiliates, including Landmark Studio Group, Chicken Soup for the Soul Studios, APlus, the recently acquired Locomotive Global Inc., and Halcyon Studios, which was formed in connection with our acquisition of the assets of Sonar Entertainment. Halcyon Studios develops, produces, finances and distributes high-caliber content for our company for all platforms across a broad spectrum in the U.S. and internationally, including shows such as Hunters (Amazon Prime) and Mysterious Benedict Society (Disney+).

Collectively, Screen Media and Chicken Soup for the Soul Television Group enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, in support of our streaming services. We believe that we are the only independent AVOD business with the proven capability to acquire, create and distribute original programming, and that we have one of the largest libraries of company-owned and third-party content in the AVOD industry. We believe this differentiation is important as consumers materially shift their viewing habits from network-scheduled viewing to individual, personal on-demand viewing in response to the ever-growing availability of high-speed content delivery across devices.

According to industry projections, the U.S. market for AVOD network revenue is expected to increase from $26.6 billion in 2020 to $53.5 billion in 2025. At the same time, advertising spending on traditional linear television networks is expected to decline as more viewers transition from pay television subscriptions to online video viewing. For these reasons, interest in the AVOD business model is increasing, evidenced by traditional linear network operators increasingly seeking to acquire or launch AVOD networks to maintain access to viewers making this transition. We believe AVOD networks will continue to grow rapidly, particularly as consumers seek affordable programming alternatives to multiple SVOD offerings.

Since our inception in January 2015, our business has grown rapidly. For the full year 2021, our net revenue was $110.4 million, as compared to the full year 2020 net revenue of $66.4 million. Our 2021 Adjusted EBITDA was approximately, $21.8 million, as compared to 2020 Adjusted EBITDA of $11.8 million. We had net losses of approximately $59.4 million in 2021, as compared to net losses of $44.6 million in 2020. As described below in “Use of Non-GAAP Financial Measure”, we use Adjusted EBITDA as an important metric for management. See “Item 7. Management’s Discussion and Analysis of Financial Condition” and “Item 8. Financial Statements” for more information.

Our Strategy

We believe our company is in a differentiated position within the growing and evolving AVOD industry. We identified the trends favoring growth of AVOD streaming services in 2015 and began building our offering in 2017, including the development of our original content production strategy. Since then, we have built a premier ad-supported streaming service that delivers utility and value to viewers and advertisers. We believe our company has the advantage of being unencumbered by the often conflicting strategic choices and priorities faced by diversified media companies that own both legacy linear television networks and VOD streaming services intended to compete with legacy networks. We are singularly focused on building leading VOD streaming services that feature a range of mass-appeal and thematic content, with a focus on original and exclusive content, and which employ innovative user platforms and data analytics to deliver more personalized viewing experiences and more engaging advertising. We are executing on our strategy in three ways:

•	Content: Cost-effectively grow our production business, our content library asset and our ownership of content rights.

o	Original & Exclusive programming. Our focus on “originals and exclusives” content, supported by our distribution and production business, is designed to distinguish our network brands among viewers. We are able to add to our existing broad base of content without the significant capital outlay of a traditional television or film studio by producing new originals at low cost through creative partnerships, such as our award-winning 2019 series Going from Broke, which will begin production of its third season in 2022.

o	Expanding production capacity. We believe we can continue to build an attractive and cost-effective content development pipeline by expanding our production capacity through acquisitions and partnerships. In May 2021, we acquired the assets of Sonar Entertainment and in October 2021, we acquired a majority stake in Locomotive Global, a content development and production services business based in India. We continue to partner with proven industry talent who, we believe, often prefer to work outside of the consolidated major studio industry, where it is increasingly difficult for this talent to control the creative process for and ownership rights in their intellectual property.

o	Content acquisition and rights ownership. Through Screen Media, we continue to acquire the rights to additional exclusive content. This strategy reduces our reliance on content licensing, which leads to lower costs of revenue and increased gross margin and provide us with wider distribution opportunities to generate additional revenue. When economically attractive, we often, from time to time, choose to sell all or a subset of rights of an individual title in our content library to generate funds to keep our overall investment in content cost effective and maximize returns to our investors.

•	Advertising: Utilize technology and data to deliver innovative advertising formats and relevant ads that engage viewers.

o	Advertiser-desired audience profile. We believe we enjoy strong relationships with leading advertisers based on our demographic reach, our sales approach and our commitment to premium content and innovative, engaging ad formats. Our networks offer advertisers a desirable target audience. The average age of our Crackle viewers is 33, compared to 58 for traditional broadcast networks, and 54 for advertising-supported cable networks. We estimate that 32% of our viewers fall in the 18-34 age demographic.

o	Diverse sales channels. We employ a diverse and targeted advertising sales strategy, using direct, local reseller and programmatic sales channels to provide us with optionality based on market conditions. Most of our advertising revenues are derived from direct sales and local reseller agreements, which we believe give us greater margin contribution and control over our advertising avails than is possible with traditional programmatic advertising. The majority of our programmatic advertising sales are sold by our direct sales force and executed programmatically, providing greater insights and data to our customers, resulting in, higher than normal programmatic cost per thousand impressions (CPMs).

o	Technology investment. As we grow our portfolio of streaming services, we are upgrading substantially all of our streaming applications during the first half of 2022 to enhance the user experience, including intuitive navigation, a new video player, seamless ad insertion and a content recommendation engine. These features are just the beginning of achieving our goal of building the best AVOD streaming services. We are also testing new advertising formats and technologies that drive user engagement and offer increased value to advertisers. For example, our “Jumbotron” format engages viewers immediately upon their entry to the Crackle app through video and sound, with premium ad placement on our “Spotlight Channel”. Our “FreeView” format offers viewers who select a title the option to watch one 30 to 60 second advertisement before starting the program, in exchange for an extended advertisement-free experience. “FreeView” has been demonstrated to drive higher user engagement with the placed advertisement and higher brand recall. As we execute on all of these initiatives, we believe we will be positioned to increase both overall advertising sales and ad insertion rates, firmly establishing our AVOD streaming services as a compelling option for advertisers compared to traditional linear broadcast or cable networks.

•	Viewership: Grow distribution to gain new viewers and employ sophisticated data analytics to deliver more compelling experiences.

o	Content and Distribution. We exploit our growing libraries of quality content to grow and retain viewers on our streaming services. To augment audience acquisition, we have engaged in distribution arrangements with an increasing number of media platforms including Roku, Amazon Fire, Vizio, Samsung, LG and others, as well as, increased advertising and branding on and off media platforms. In spring 2021, for example, our new distribution partnership with Vizio started featuring a “Crackle button” on a large number of new Vizio television remote controls, which increases consumer awareness of Crackle and guides them directly to our leading AVOD service.

o	New Genre-specific Networks. As we grow our content libraries, we are also continuously evaluating opportunities to create new thematic networks that focus on certain genres and types of programming, and we expect these networks to deliver more targeted advertising opportunities to marketers. These efforts are exemplified by our acquisition of 1091 Pictures in March 2022. We are also actively evaluating opportunities to acquire additional AVOD networks that can accelerate our path to even greater scale.

o	Personalized Viewer Experiences. As we grow viewership, we are creating a large, valuable data base that we use to better understand what our viewers watch and how they engage with advertising. We are increasingly investing in capabilities to manage and analyze our data with the goal of better personalizing viewer experiences and enabling targeted advertising.

Competition

We are in a highly competitive business. The market for streaming entertainment is rapidly changing. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We compete for viewers and programming with companies such as Netflix, HBO Max, Hulu, Amazon Prime Video, Disney Plus, Paramount Plus, Fox, and major film and television studios. We also compete with numerous independent motion picture and television distribution and production companies, television networks, pay television systems and online media platforms for viewers, subscribers, and the services of performing artists, producers and other creative and technical personnel and production financing, all of which are essential to the success of our businesses.

In addition, our video content competes for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. We rely on our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

Intellectual Property

We are party to a license agreement with CSS the (“CSS License Agreement”) through which we have been granted the perpetual, exclusive, worldwide license by CSS to exclusively exhibit, produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. Chicken Soup for the Soul and related names are trademarks owned by CSS. We have the proprietary rights (including copyrights) in all company-produced content and believe the Brand provides a competitive advantage in attracting advertisers and entertainment talent. As a result of the acquisitions of Screen Media, Crackle, the assets of Sonar Entertainment, 1091 Pictures and the licensing of other libraries we now own copyrights or long-term distribution rights and AVOD rights to approximately 110,000 programming assets totaling over 94,000 programming hours.

We rely on a combination of copyright, trademark, trade secret laws, confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information and intellectual property rights. Our ability to protect and enforce our intellectual property rights is subject to certain risks and from time to time we encounter disputes over rights and obligations concerning intellectual property, which are described more fully in the section titled “Risk Factors”.

Human Capital Management

At Chicken Soup for the Soul Entertainment, we aim to bring out the best of our employees and consultants. We are committed to developing our employees and encourage and facilitate the development of our employees through our People Operations department. We depend on a highly educated and skilled workforce. We seek to advance a diverse, equitable and inclusive work environment for all employees. Our ability to attract, develop and retain the best talent, is critical for us to execute our strategy and grow our businesses.

As of December 31, 2021, we had 151 direct employees. The services of certain personnel, including our chairman and chief executive officer, vice chairman and chief strategy officer, our senior brand advisor and director, and chief financial officer, among others, are provided to us under the Management Services Agreement dated May 12, 2016, between us and CSS (“CSS Management Agreement”). We also utilize consultants in the ordinary course of our business and hire additional personnel on a project-by-project basis. We believe that our employee and labor relations are good, and we are committed to inclusion and strict policies and procedures to maintain a safe work environment. We have taken measures to protect our workforce in response to the COVID-19 pandemic, including allowing employees to work from home when possible and implementing safety protocols to support our employees required to work onsite.

We value our employees and invest in them and their communities. Recently, we joined a growing group of companies working with Good Today to enable our employees to participate in supporting non-profit organizations to support initiatives that have a positive global impact.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as December 31, 2022, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.07 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) we issue more than $1 billion of non-convertible debt over a three-year period.

Summary Risk Factors

An investment in our securities involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in this prospectus supplement under the heading “Risk Factors” beginning on page S-14. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make interest payments to our noteholders and distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose a portion or your entire investment. These risks include:

•	The Notes will be unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or may incur in the future.

•	The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

•	The indenture under which the Notes are issued contains limited protection for holders of the Notes.

•	An increase in market interest rates could result in a decrease in the value of the Notes.

•	An active trading market for the Notes may not develop or may not be sustained, which could limit your ability to sell the Notes and/or adversely impact the market price of the Notes.

•	We may choose to redeem the Notes when prevailing interest rates are relatively low.

•	If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

•	We are not obligated to contribute to a sinking fund to retire the Notes and the Notes are not guaranteed by a third-party.

•	A downgrade, suspension, or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

•	We have and may continue to incur losses in the operation of our business.

•	We may not be able to generate sufficient cash to service our debt, preferred stock dividend and other obligations or our ability to pay our preferred stock dividends could be adversely affected or prohibited upon default under our current or future indebtedness.

•	Difficult conditions in the economy generally and our industry specifically resulting from the COVID 19 pandemic may cause interruptions in our operations, a slow-down in the production or acquisition of new content, and changes in demand for our products and services, which may have a material adverse effect on our business operations and financial condition.

•	Competition could have a material adverse effect on our business, financial condition and results of operations.

•	Interruptions in our ability to provide our video on demand products and our service to our customers could damage our reputation, which could have a material adverse effect on us.

•	The occurrence of cyber-incidents, or a deficiency in our cybersecurity or in those of any of our third party service providers, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information or damage to our business relationships or reputation, all of which could negatively impact our business and results of operations.

•	The loss of key personnel, including our executive officers, could have a material adverse effect on us.

•	Our inability to recruit or retain qualified personnel or maintain access to key third-party service providers, could have a material adverse effect on us.

•	The market price and trading volume of our securities may be volatile.

•	We are required to make continuing payments to our affiliates, which may reduce our cash flow and profits. Additionally, conflicts of interest may arise between us and our affiliated companies and we have waived rights for monetary damages in the event of such conflicts.

Corporate Information

We are a Delaware corporation formed on May 4, 2016. CSS Productions, our predecessor and immediate parent company, was formed in December 2014 by CSS, and initiated operations in January 2015. We were formed to create a discrete entity focused on video content opportunities using the Brand. In May 2016, pursuant to the terms of the contribution agreement among CSS, CSS Productions and the Company, all video content assets owned by CSS, CSS Productions and their CSS subsidiaries were transferred to the Company in consideration for its issuance to CSS Productions of 8,600,568 shares of the Company’s Class B Common Stock (the “Class B Common Stock”). Thereafter, CSS Productions’ operating activities ceased, and the Company continued the business operations of producing and distributing the video content.

Our address is 132 East Putnam Avenue, Floor 2W, Cos Cob, CT 06807. Our telephone number is (855) 398-0443, and our website address is https://www.cssentertainment.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

Issuer	Chicken Soup for the Soul Entertainment Inc.
Title of the Securities	9.50% Notes due 2025
Initial Aggregate Principal Amount Being Offered	$10,400,000
Option to Purchase Additional Notes	The underwriters may also purchase from us up to an additional $1,560,000 aggregate principal amount of Notes within 30 days of the date of this prospectus supplement (the “Option Notes”).
Public Offering Price	$24.85 per $25.00 principal amount of the Note, for $10,337,600 aggregate gross proceeds.
Principal Payable at Maturity	The principal amount of each Note will be payable on its stated maturity date at the corporate trust office of the Trustee, Paying Agent, Registrar and Transfer Agent for the Notes or at such other office in New York, New York as we may designate.
Type of Note	Fixed rate note.
Listing	The issued and outstanding July 2025 Notes are listed on the Nasdaq Global Market and have been trading under the trading symbol “CSSEN” since July 21, 2020. We intend to list the Notes on the Nasdaq Global Market under the same trading symbol. The Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.
Rating of the Notes	BBB from Egan-Jones Ratings Company. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. See “Risk Factors — A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.”

Interest Rate	9.50% per year
Day Count Basis	360-day year of twelve 30-day months
Original Issue Date	April 22, 2022
Stated Maturity Date	July 31, 2025
Date Interest Starts to Accrue	March 31, 2022
Interest Payment Dates	Every March 31, June 30, September 30, and December 31, beginning June 30, 2022. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Interest Periods	The initial interest period for the Notes will be the period from and including March 31, 2022 to June 30, 2022 and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
Regular Record Dates for Interest	March 15, June 15, September 15, and December 15, beginning June 15, 2022.
Specified Currency	U.S. Dollars
Place of Payment	New York City
Ranking of Notes

The Notes will be our direct unsecured obligations and will rank:

•      Pari passu with, which means equal to, all of our currently outstanding unsecured unsubordinated indebtedness issued by us, including the approximately $32,895,650 principal amount of the July 2025 Notes. The Notes will also rank pari passu with our general liabilities, which consist of trade and other payables, including any outstanding dividend payable on our Series A Preferred Stock, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc. In total, these general liabilities were $34,984,226 as of December 31, 2021. We will have the ability to issue from time to time other debt securities with terms different from the Notes, including terms providing for seniority of such new debt securities, without the consent of the holders of the Notes, as further described below under “—Further Issuances.”

•      Senior to any of our future indebtedness that expressly provides it is subordinated to the Notes. We currently do not have outstanding debt that is subordinated to the Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the Notes. Therefore, the Notes, as currently contemplated, will not be senior to any indebtedness or obligations.

•      Effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant a security interest), including our $30 million credit facility with Midcap Financial Trust and our $6,174,779 film acquisition advance from Great Point Media Limited which is secured by territorial licenses and distribution rights in certain films and productions owned or to be acquired by Screen Media, but only to the extent of the value of the assets securing such indebtedness, as well as any secured indebtedness that we may incur in the future, such as a new loan facility, or any new indebtedness that is initially unsecured to which we subsequently grant a security interest, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes.

•     Structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and financing vehicles. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Except as described under the captions “Description of the Notes — Events of Default” and “— Merger or Consolidation” in this prospectus supplement, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Denominations	We will issue the Notes in denominations of $25.00 and integral multiples of $25.00 in excess thereof.
Business Day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.
Optional Redemptions

The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after July 31, 2022 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The redemption price shall include (i) 100% of the outstanding principal amount of the Notes called for redemption on the date fixed for redemption plus (ii) all accrued and unpaid interest payments otherwise payable thereon through the date fixed for redemption. In addition, in the event of a merger or sale of the Company or substantially all of its assets or a majority of the Company’s equity (on an after issued basis) in one or a series of related transactions, we will have the right to redeem the Notes prior to July 31, 2022 in connection with the consummation of such transactions on the foregoing terms.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes.

If we redeem only some of the Notes, the Trustee will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.
No Repayment at Option of Holders	Holders will not have the option to have the Notes repaid prior to the stated maturity date.

Defeasance	The Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions required under the indenture relating to the Notes, we will be deemed to have been discharged from our obligations under the Notes.
Covenant Defeasance	The Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from the restrictive covenants under the indenture relating to the Notes. The consequences to the holders of the Notes is that, while they no longer benefit from the restrictive covenants under the indenture, and while the Notes may not be accelerated for any reason, the holders of Notes nonetheless could look to us for repayment of the Notes if there were a shortfall in the funds deposited with the trustee or the trustee is prevented from making the payment.
Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, Paying Agent, Registrar, and Transfer Agent	U.S. Bank National Association
Limitation on Restricted Payments

Upon (i) the failure to pay interest on any Note when such interest is due and payable or (ii) the occurrence of an Event of Default and while any such interest payment remains unpaid or such Event of Default is ongoing, the indenture prohibits us from taking the following actions:

•      Declaring or paying any dividend, making any distribution on or in respect of our capital stock or making any similar payment to the direct or indirect holders of our capital stock in their capacity as such;

•      Purchasing, repurchasing, redeeming, retiring or otherwise acquiring for value any of our capital stock held by any person (other than by us or a subsidiary of ours) or any capital stock of a subsidiary held by any of our affiliates;

•      Making, prior to scheduled maturity, any scheduled repayment of any subordinated obligations; or

•      Making any investment in any person.

Events of Default

You will have rights if an Event of Default occurs with respect to the Notes.

The term “Event of Default” in respect of the Notes means any of the following:

•      We do not pay the principal (or premium, if any) of any Note, including any July 2025 Note, when due.

•      We do not pay interest on any Note, including any July 2025 Note, when due, and such default is not cured within 30 days.

•      We remain in breach of any other covenant with respect to the Notes, including the July 2025 Notes, for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25.0% of the principal amount of the Notes, including the July 2025 Notes, as a single series.

•      We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

Further Issuances	We have the ability to issue additional debt securities under the Indenture with terms different from the Notes and, without consent of the holders thereof, as well as the ability to reopen the July 2025 Notes and Notes and issue additional notes in the same series. If we issue additional debt securities, these additional debt securities could rank higher in priority of payment or have a lien or other security interest greater than that accorded to the holders of the Notes.
Global Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Trustee, the Paying Agent or us will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Risk Factors	Investing in the Notes involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement before deciding to invest in the Notes. The Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.
Use of Proceeds	We intend to use the net proceeds from the sale of the Notes for working capital and general corporate purposes. We may also use the proceeds to fund dividend payments, including on our Series A Preferred Stock, repurchases and redemptions of our publicly traded securities, and acquisitions.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 21, 2021, the Company consummated an acquisition of the principal assets of Sonar Entertainment, Inc. (“SEI”) and certain of the direct and indirect subsidiaries of SEI (collectively, “Sonar”), pursuant to the terms of asset purchase agreement (“APA”), dated as of April 8, 2021, by the Company, Halcyon Television LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Halcyon”), and with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with the Company and Halcyon, the “CSSE Buyer”), on the one hand, and Sonar, on the other hand.

The following unaudited pro forma combined financial information was prepared using the acquisition method of accounting (ASC 805 “Business Combinations”), with the Company considered the acquirer of SEI.

We are providing this unaudited pro forma combined statement of operations of the Company for the nine months ended September 30, 2021 in accordance with Article 11 of Regulation S-X as an update to the unaudited combined statements of operations of the Company for the quarter ended March 31, 2021, which were included in Exhibit 99.2 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on June 11, 2021. This updated unaudited pro forma combined statement of operations shows the pro forma effect of the SEI transaction for the twelve months ended December 31, 2021, as if the transaction had been completed on January 1, 2020, consistent with the initial unaudited pro forma combined statements of operations previously filed.

The unaudited pro forma combined financial information included herein presents the combination of the historical consolidated statement of operations of the Company and statement of operations of SEI adjusted to give effect to events and circumstances that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined company’s results.

The unaudited pro forma combined financial information should be read in conjunction with the Company’s audited historical consolidated financial statements as of and for year ended December 31, 2021, which were filed with the SEC as part of our Annual Report on Form 10-K on March 31, 2022, and the audited historical financial statements as of and for the years ended December 31, 2021 and 2020 of SEI, which were filed with the SEC as Exhibit 99.1 to the Current Report on Form 8-K/A filed on June 11, 2021.

In management’s opinion, all adjustments necessary to reflect the significant effects of the SEI transaction have been made. These combined financial statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual results of operations of SEI would have been had the SEI Transaction occurred on the date assumed or any other date, nor is it necessarily indicative of SEI’s future results of operations for any future period or as of any future date. The unaudited pro forma combined financial information is based upon currently available information and estimates and assumptions that the Company’s management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Combined Statement of Operations

For The Year Ended December 31, 2021

(unaudited)

				Transaction
	CSSE (1)	SEI (2) (3)	SEI (4)	Accounting		Pro Forma
	Historical	Historical	Historical	Adjustments	Notes	Combined
Net revenue	$110,395,466	$4,999,708	$953,686	$		$116,348,860
Cost of revenue	79,138,884	3,638,690	543,812			83,321,386
Gross profit	31,256,582	1,361,018	409,874			33,027,474
Operating expenses:
Selling, general and administrative	48,611,101	2,509,614	3,786,458	(196,903)	A	54,710,270
Amortization and depreciation	5,728,051			500,000	B	6,228,051
Impairment of content assets	9,794,854
Impairment of intangible assets and goodwill	2,044,647
Management and license fees	11,039,547			595,340	C	11,634,887
Total operating expenses	77,218,200	2,509,614	3,786,458	898,437		84,412,709
Operating loss	(45,961,618)	(1,148,596)	(3,376,584)	(898,437)		(51,385,235)
Interest expense	4,831,175	17,852,343	10,201,658	(27,718,673)	D	5,166,503
Other non-operating income, net	(379,151)	(340)	(9,556)	9,896	E	(379,151)
Loss before income taxes and preferred dividends	(50,413,642)	(19,000,599)	(13,568,686)	26,810,340		(56,172,587)
Provision for income taxes	66,000	6,047	—	—		72,047
Net loss before noncontrolling interests and preferred dividends	(50,479,642)	(19,006,646)	(13,568,686)	26,810,340		(56,244,634)
Net loss attributable to noncontrolling interests	(73,458)					(73,458)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(50,406,184)	(19,006,646)	(13,568,686)	26,810,340		(56,171,176)
Less: preferred dividends	9,013,540					9,013,540
Net loss available to common stockholders	$(59,419,724)	$(19,006,646)	$(13,568,686)	$26,810,340		$(65,184,716)
Net loss per common share:
Basic and diluted	$(3.96)					$(4.34)
Weighted-average common shares outstanding:
Basic and diluted	15,018,421					15,018,421

(1)	The Company’s financial information presented is as filed in our audited Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 31, 2022, which includes SEI financial information from the date of acquisition beginning May 22, 2021 through December 31, 2021.
(2)	SEI financial information presented is for the period from January 1, 2021 to March 31, 2021 as filed on Form 8-K/A, on June 11, 2021.
(3)	Certain reclassifications were made to conform to CSSE’s financial statement presentation.
(4)	SEI financial information presented is for the period from April 1, 2021 to May 21, 2021.

See accompanying notes to unaudited pro forma combined information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 – Unaudited Pro Forma Combined Statement of Operations Adjustments for the Twelve Months Ended December 31, 2021

Adjustments included in the column under the heading “Transaction Adjustments” in the Unaudited Combined Statement of Operations for the year ended December 31, 2021, which assume the transaction occurred as of January 1, 2020 consist of the following:

A	Represents adjustment to eliminate historical nonrecurring Sonar Entertainment costs included on the financial statements of the company not directly attributable to the transaction including professional, legal and other overhead expenses.	$(196,903)
B	Represents adjustment to record valued acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.	$500,000
C	Represents adjustment to record additional management and license fees to be owed to affiliated company based on revenues earned under existing management & licensing agreements.	$595,340
D	Represents adjustment to eliminate interest expense related to Sonar Entertainment debt facilities, as the debt was not assumed as part of the business combination.	$(28,054,001)
	Represents adjustment to record interest expense on the revolving loan agreement entered by the Company directly related to the acquisition of Sonar Entertainment.	335,328
		$(27,718,673)

E	Represents adjustment to eliminate Sonar Entertainment non-operating income not applicable to the transaction and ongoing business.	$9,896

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in the Company as set forth in this prospectus supplement and in the documents we incorporate by reference herein. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, all of which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition, or results of operations could be seriously harmed. In that event, the market price for our securities could decline and you may lose all or part of your investment. Unless the context otherwise requires, references herein to VOD include both our AVOD and FAST streaming services.

Risks Relating to COVID-19

Our business, results of operations, and financial condition may be impacted by the evolution of the coronavirus (COVID-19).

The global spread of the coronavirus (COVID-19) and the various attempts to contain it created significant volatility, uncertainty and economic disruption in 2021. In response to government mandates, health care advisories, and employee and vendor concerns, we altered certain aspects of our operations during the pandemic, including implementing a work from home policy for all our employees. We are now engaged in a “return to office” program under which our employees are returning to our offices for most work days. It is possible, however, that currently improving Covid-related conditions reverse course, including as result of the emergence of new strains of the virus, which could force us to return to remote operations in whole or part. Although we believe we transitioned our operations to handle remote working conditions efficiently, requirements to implement remote working policies in the future could adversely impact our productivity and the internal controls over our operations.

Although our operations have been returning to normal conditions, our business and results were affected in 2021 by COVID-19 and our financial results and metrics may not be indicative of results for future periods. In addition to production delays experienced by our company and third-party producers, we also saw material decreases, for a time, in advertising expenditures as a result of general economic conditions. At the same time, we experienced increases in our user base during the height of the pandemic. Our increase in user additions may reflect the acceleration of our growth that we would have seen in subsequent periods or it may have resulted, in part, from more people remaining indoors during the pandemic. Although we continually seek to build and retain our user base through the introduction of new content and improved user experiences, user growth could slow or reverse as government and other restrictions are relaxed.

Any resurgence of COVID-19, including variants thereof, or an outbreak of other highly contagious viruses, could disrupt our business in material ways, including disruptions similar to those experienced during the pandemic as well as additional disruptions. During the pandemic, from time to time, the production of our content by our company and third-party producers was halted or slowed, limiting our ability to introduce new content as previously scheduled. To the extent any future economic disruption resulting from COVID-19 or similar pandemics is severe, we could see some vendors go out of business, resulting in supply constraints and increased costs or delays to our productions. Such production pauses may cause us temporarily to have less new content available on our service in subsequent quarters, which could negatively impact consumer demand for and user retention to our service. Temporary production pauses or permanent shutdowns in production could result in content asset impairments or other charges and will change the timing and amount of cash outflows associated with production activity.

The full extent to which any future or continued outbreaks of COVID-19 or other viruses impact our business, operations and financial results will depend on numerous factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the availability and cost to access the capital markets; the effect on our customers and customer demand for our services; disruptions or restrictions on our employees’ ability to work and travel; our ability to hire and retain qualified personnel as a result of increased competition for such personnel; our ability to access resources, including technology related resources needed for maintenance, modification, and improvement of our platforms, in the face of supply scarcity and supply pipeline delays; interruptions or restrictions related to the provision of streaming services over the internet, including impacts on content delivery networks and streaming quality; and any stoppages, disruptions or increased costs associated with our development, production, post-production, marketing and distribution of original programming.

Risks Relating to Our Business

We have incurred operating losses in the past, may incur operating losses in the future, and may never achieve or maintain profitability.

As of December 31, 2021 and 2020, we had an deficit of approximately $136.5 and $77.2 million, respectively, and for the years ended December 31, 2021 and 2020, we had a net loss of approximately $59.4 and $44.6 million, respectively. We expect our operating expenses to increase in the future as we continue to expand our operations. If our revenue and gross profit do not grow at a greater rate than our operating expenses, we will not be able to achieve and maintain profitability. Although we believe we have adequate sources of liquidity to meet our anticipated requirements for working capital, capital expenditures, cash dividend payments on our 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), and cash interest payments on our outstanding publicly traded notes (“Notes”), credit facilities, and other debt obligations, there can be no assurance that our cash flow from operations will be sufficient to service our debt, which may require us to borrow additional funds for that purpose, restructure or otherwise refinance our debt. Additionally, we may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If our expenses exceed our revenue, we may never achieve or maintain profitability and some or all aspects of our business operations may need to be modified or curtailed.

We may not be able to generate sufficient cash to service our debt and other obligations.

Our ability to make payments on our debt, including our cash dividend payments on our Series A Preferred Stock, and interest payments on our outstanding Notes, our credit facilities, and our other debt obligations, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to attain a level of cash flows from operating activities sufficient to permit us to pay all of our obligations as and when due.

If we are unable to service our debt and other obligations from cash flows, we may need to refinance or restructure all or a portion of such obligations prior to maturity. Our ability to refinance or restructure our debt and other obligations will depend upon the condition of the capital markets and our financial condition at such time. Any refinancing or restructuring could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. If our cash flows are insufficient to service our debt and other obligations, we may not be able to refinance or restructure any of these obligations on commercially reasonable terms or at all and any refinancing or restructuring could have a material adverse effect on our business, results of operations, or financial condition.

If our cash flows are insufficient to fund our debt and other obligations, and we are unable to refinance or restructure these obligations, we may be forced to reduce or delay investments or to sell material assets or operations to meet our debt and other obligations. We cannot assure you that we would be able to implement any of these alternative measures on satisfactory terms or at all or that the proceeds from such alternatives would be adequate to meet any debt or other obligations then due. If it becomes necessary to implement any of these alternative measures, our business, results of operations, or financial condition could be materially and adversely affected.

We may not realize the advantages we expect from our acquisitions.

Part of our growth strategy has been and will continue to be the acquisition of scalable assets to build our business. Our relatively recent acquisitions of the assets of Crackle, Sonar, 1091 Pictures and others, require time-consuming and costly integration efforts. We may not be successful in the efficient integration of assets into our operations as we acquire them, and may not realize the anticipated benefits of such acquisitions. As we grow as a result of acquisitions, we will need to hire additional qualified personnel and may need to secure additional debt or equity financing to fund all or a portion of the cost of acquisitions or the post-closing integration and operation of these assets. The incurrence of additional debt or issuance of additional equity would result in additional leverage of our company and dilution of ownership interests therein. Our operating results may fluctuate form period to period due to the costs and expenses of acquiring and managing our acquisitions.

We are subject to numerous other risks associated with acquisitions, business combinations, or joint ventures.

As part of our growth strategy, we regularly engage in discussions with respect to possible acquisitions, sale of assets, business combinations, and joint ventures intended to complement or expand our business, some of which may be significant transactions for us. Regardless of whether we consummate any such transaction, the negotiation of a potential transaction could require us to incur significant costs and cause diversion of management’s time and resources.

Integrating any business that we acquire may be distracting to our management and disruptive to our business and may result in significant costs to us. We could face several challenges in the consolidation and integration of information technology, accounting systems, personnel and operations. Any such transaction could also result in impairment of goodwill and other intangibles, development write-offs and other related expenses. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

If our efforts to attract and retain VOD viewers are not successful, our business may be adversely affected.

Our success depends in part on attracting viewers, retaining them on our VOD services, and ultimately monetizing our VOD services and content offerings. As such, we are seeking to expand our viewer base and increase the number of hours that are streamed across our platforms to create additional revenue opportunities. To attract and retain viewers, we need to be able to respond efficiently to changes in consumer tastes and preferences and to offer our viewers access to the content they enjoy on terms that they accept. Effective monetization may require us to continue to update the features and functionality of our VOD offerings for viewers and advertisers.

Our ability to attract viewers will depend in part on our ability to effectively market our services, as well as provide a quality experience for selecting and viewing TV series and movies. Furthermore, the relative service levels, content offerings, pricing and related features of competitors as compared to our service will determine our ability to attract and retain viewers. Competitors include other streaming entertainment providers, including those that provide AVOD and SVOD offerings, and other direct-to-consumer video distributors and more broadly other sources of entertainment that our viewers could choose in their moments of free time. If consumers do not perceive our service offerings to be of value, including if we introduce new or adjust existing features or service offerings, or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain consumers. In addition, many of our consumers originate from word-of-mouth advertising from existing viewers. If we do not grow as expected, we may not be able to adjust our expenditures or increase our revenues commensurate with the lowered growth rate such that our margins, liquidity and results of operation may be adversely impacted. If we are unable to successfully compete with current and new competitors in both retaining our existing viewers and attracting new viewers, our business may be adversely affected.

Changes in competitive offerings for entertainment video could adversely impact our business.

The market for entertainment video is subject to rapid change. Through new and existing distribution channels, consumers have increasing options to access entertainment video. The various economic models underlying these channels include subscription, transactional, and ad-supported models. All of these have the potential to capture meaningful segments of the entertainment video market. Traditional providers of entertainment video, including broadcasters and cable network operators, as well as internet-based e-commerce or entertainment video providers are increasing their streaming video offerings. Several of these competitors have long operating histories, large customer bases, strong brand recognition, exclusive rights to certain content and significant financial, marketing and other resources. Competitors may secure better terms from content suppliers and devote more resources to product development, technology, infrastructure, content acquisitions and marketing. New entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. Our competitors also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to successfully or profitably compete with current and new competitors, our business may be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

Our long-term results of operations are difficult to predict and depend on the commercial success of our VOD platforms as well as successful monetization of our video content in other ways and the continued strength of the Chicken Soup for the Soul Brand.

Video streaming is a rapidly evolving industry, making our business and prospects difficult to evaluate. The growth and profitability of this industry and the level of demand and market acceptance for our VOD platforms and content offerings are subject to a high degree of uncertainty. We believe that the continued growth of streaming as an entertainment alternative will depend on the availability and growth of cost-effective broadband internet access, the quality of broadband content delivery, the quality and reliability of new devices and technology, the cost for viewers relative to other sources of content, as well as the quality and breadth of content that is delivered across streaming platforms. These technologies, products and content offerings continue to emerge and evolve. In addition, many advertisers continue to devote a substantial portion of their advertising budgets to traditional advertising, such as linear TV, radio and print. The future growth of our business depends on the growth of digital advertising, and on advertisers increasing their spend on such advertising. We cannot be certain that they will do so. If advertisers do not perceive meaningful benefits of digital advertising, the market may develop more slowly than we expect, which could adversely impact our operating results and our ability to grow our business.

In addition, monetization of content that we produce and acquire from sources other than our AVOD network is an essential element of our strategy. Our ability in the long-term to obtain sponsorships, licensing arrangements, co-productions and tax credits and to distribute our original programming and acquired video content will depend, in part, upon the commercial success of the content that we initially produce and distribute and, in part, on the continued strength of the Chicken Soup for the Soul brand (the “Brand”). We cannot ensure that we will produce, acquire, and distribute successful content. The continued strength of the Brand will be affected in large part by the operations of our parent company, Chicken Soup for the Soul, LLC (“CSS”), the owner of the Brand, and its other business operations, none of which we control. CSS utilizes the Brand through its other subsidiaries for various commercial purposes, including the sale of books (including educational curriculum products), pet foods and other consumer products. Negative publicity relating to CSS or its other subsidiaries or the brand, or any diminution in the perception of the Brand could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. We cannot assure you that we will manage the production and distribution of all of our video content successfully, that all or any portion of our video content will be met with critical acclaim or will be embraced by audiences on a one-time or repeated basis, or that the strength of the Brand will not diminish over time.

We may not be successful in our efforts to further monetize our VOD services

Our AVOD platforms generate revenue primarily from digital advertising and audience development campaigns that run across our streaming platform and from content distribution services. Our ability to deliver more relevant advertisements to our viewers and to increase our platform’s value to advertisers and content publishers depends on the collection of user engagement data, which may be restricted or prevented by a number of factors. Viewers may decide to opt out or restrict our ability to collect personal viewing data or to provide them with more relevant advertisements. While we have experienced, and expect to continue to experience, growth in our revenue from advertising, our efforts to monetize our streaming platform through the distribution of AVOD content are still developing and our advertising revenue may not grow as we expect. Accordingly, there can be no assurance that we will be successful in monetizing our streaming platform through the distribution of ad-supported content.

In addition, with the recent spread of the coronavirus throughout the United States and the rest of the world, companies advertising plans and amounts available for advertising may be significantly restricted or discontinued which could also impact our ability to monetize our AVOD platform.

Our reliance on third parties for content, production and distribution could limit our control over the quality of the finished video content.

We currently have limited production capabilities and rely on relationships with third parties for much of these capabilities. Working with third parties is an integral part of our strategy to produce video content on a cost-efficient basis, and our reliance on such third parties could lessen the control we have over the projects. Should the third-party producers we rely upon not produce completed projects to the standards we expect and desire, critical and audience acceptance of such projects could suffer, which could have an adverse effect on our ability to produce and distribute future projects. In particular, due to the global spread of COVID-19, and in response to government mandates and healthcare advisories, we experienced delays in new content delivery as certain of our vendors and partners halted or diminished their operations. Further, during any continuation of the COVID-19 pandemic or after it fully subsides, we cannot be assured of entering into favorable agreements with third-party content producers on economically favorable terms or on terms that provide us with satisfactory intellectual property rights in the completed projects.

An integral part of our strategy is to initially minimize our production, content acquisition and distribution costs by utilizing funding sources provided by others, however, such sources may not be readily available.

The production acquisition and distribution of video content can require a significant amount of capital. As part of our strategy, we seek to fund the production, content acquisition, and distribution of our video content through co-productions, tax credits, film acquisition advances, upfront fees from sponsors, licensors, broadcasters, cable and satellite outlets and other producers and distributors, as well as through other initiatives. Such funding from the aforementioned sources or other sources may not be available on attractive terms or at all, as and when we need such funding. To the extent we are not able to secure agreements of this sort, we may need to curtail the amount of video content being produced or acquired by us or use our operating or other funds to pay for such video content, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Due to the effect of the coronavirus, sponsors may not have the interest or ability to enter into and invest in co-production agreements on terms that are attractive to the Company or at all.

As we grow, we may seek to fund and produce more of our video content directly, subjecting us to significant additional risks.

Our current strategy of funding the production, acquisition, and distribution of our video content through the payment of upfront fees by third parties may limit the backend return to us. If we should determine to use our own funds to produce, acquire, and distribute more of our video content in order to capture greater backend returns, we would face significant additional risks, such as the need to internally advance funds ahead of revenue generation and cost recoupment and the need to divert some of our resources and efforts away from other operations. In order to reduce these risks, we may determine to raise additional equity or incur additional indebtedness. In such event, our stockholders and our Company will be subjected to the risks associated with issuing more equity or increasing our debt obligations.

If studios, content providers or other rights holders are unable or refuse to license content or other rights upon terms acceptable to us, our business could be adversely affected.

Our ability to provide content depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content we distribute. If studios, content providers and other rights holders are not or are no longer willing or able to license us content upon terms acceptable to us, our ability to provide content will be adversely affected and/or our costs could increase. Increasingly, studios and other content providers have been developing their own streaming services, and may be unwilling to provide us with access to certain content so that they can give exclusive access to their own streaming services. Under a limited number of our license agreements, content owners can withdraw content from us relatively quickly and with short notice. If we do not maintain content that our viewers are interested in, our viewership may decrease and our business could be adversely effected.

Certain conflicts of interest may arise between us and our affiliated companies and we have waived certain rights with respect thereto.

Our certificate of incorporation includes a provision stating that we renounce any interest or expectancy in any business opportunities that are presented to us or our officers, directors or stockholders or affiliates thereof, except as may be set forth in any written agreement between us and any of the CSS Companies (such as the CSS License Agreement under which CSS has agreed that all video content operations shall be conducted only through our company). This provision also states that, to the fullest extent permitted by Delaware law, our officers, directors and employees shall not be liable to us or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any activities of any of the CSS Companies. As a result of these provisions, there may be conflicts of interest among us and our officers, directors, stockholders or their affiliates, including the CSS Companies, relating to business opportunities, and we have waived our right to monetary damages in the event of any such conflict.

We are required to make continuing payments to our affiliates, which may reduce our cash flow and profits.

In consideration for use of the Brand, and the provisions of key operational resources to our company, we are required to make significant payments to our affiliates as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Resources and Obligations” in our Form 10-K for the year ended December 31, 2021. Accordingly, in the aggregate, 10% of our net revenue is paid to our affiliates on a continuous basis and will not be otherwise available to us. As we grow our revenues, these payments could become materially more costly than building and acquiring the same resources directly within our company. Similarly, as we build our business and operations in areas outside of the Brand, the value received from licensing the Brand could diminish on absolute and relative terms.

If a project we are producing incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production or fund the overrun ourselves.

If a production we are funding incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production or fund the overrun ourselves. We cannot be certain that any required financing will be available to us on commercially reasonable terms or at all, or that we will be able to recoup the costs of overruns. Increased costs incurred with respect to a project may result in the production not being ready for release at the intended time, which could cause a decline in the commercial performance of the project. Budget overruns could also prevent a project from being completed or released at all and adversely affect our operating results.

Our operating results may fluctuate.

Our operating results are dependent, in part, on management’s estimates of revenue to be earned over the life of a project. We will regularly review and revise our revenue estimates. This review may result in a change in the rate of amortization and/or a write-down of the video content asset to its estimated realizable value. Results of operations in future years depend upon our amortization of our video content costs. Periodic adjustments in amortization rates may significantly affect these results. Further, as many of our third-party relationships will be on a project-by-project basis, the profits, if any, generated from various projects will fluctuate based on the terms of the agreements between us and our third-party producers and distributors.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flows may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare and pay the dividends on our preferred stock. Specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products and services;

•	introduction of competing products;

•	our operating expenses which fluctuate due to growth of our business;

•	timing and popularity of new video content offerings and changes in viewing habits or the emergence of new content distribution platforms;

•	variable sales cycle and implementation periods for content and services; and

•	the continuing effects of the COVID-19 pandemic and governmental responses thereto.

As a result of the foregoing and other factors, our results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future period.

Distributors’ failure to promote our video content could adversely affect our revenue and could adversely affect our business results.

We will not always control the timing and way in which the distributors to which we license our content will distribute our video content offerings. However, their decisions regarding the timing of release and promotional support are important in determining our success. Any decision by those distributors not to distribute or promote our video content or to promote our competitors’ video content to a greater extent than they promote our content could adversely affect our business, financial condition, operating results, liquidity and prospects.

We are smaller and less diversified than many of our competitors.

Some of the AVOD services, and many of the producers and studios, with which we compete are part of large diversified corporate groups with a variety of other operations, including television networks, cable channels and other diversified companies, such as Amazon or Apple, which can provide both the means of distributing their products, content flow, and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, and other personnel required for production. The resources of the major producers and studios may also give them an advantage in acquiring other businesses or assets, including video content libraries, that we might also be interested in acquiring.

We face risks from doing business internationally.

We intend to increase the distribution of our video content outside the U.S. and thereby derive significant revenue in foreign jurisdictions. As a result, our business is subject to certain risks inherent in international business, many of which are beyond our control. These risks include:

•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•	the Foreign Corrupt Practices Act and similar laws regulating interactions and dealings with foreign government officials;

•	changes in local regulatory requirements, including restrictions on video content;

•	differing and more stringent user protection, data protection, privacy and other laws;

•	differing degrees of protection for intellectual property;

•	financial instability and increased market concentration of buyers in foreign television markets;

•	the instability of foreign economies and governments;

•	fluctuating currencies and foreign exchange rates;

•	the spread of communicable diseases, including COVID-19, in such jurisdictions, and government responses to contain the spread of such diseases, including border closures, stay-at-home orders and quarantines, which may impact business in such jurisdictions; and

•	war and acts of terrorism.

Events or developments related to these and other risks associated with international trade could adversely affect our revenue from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

The effects on our business of the war in Ukraine, or the direct military involvement of the United States in such conflict, or any similar conflicts anywhere in the world, and the ramifications of sanctions against Russia or other counties, are unknown and could be material.

Our business could be materially affected by hostilities in other countries. Adverse effects could arise from reduced viewership in our international content offerings, disruptions in Internet availability, heightened risks of cyberattacks perpetrated by government actors, or slowdowns or halts in the production of content being created in other countries. The effects on our business of any specific conflicts, including the current war in Ukraine and any escalation of such war to neighboring countries, or the direct military involvement of the United States in such conflict, or any similar conflicts anywhere in the world, cannot be predicted, but could be material and adverse. Direct US military involvement could heighten international and other risks we already face. Similarly the ramifications of sanctions put in place by the United States against Russia or other counties on our business are unknown and could be material. Our business could be harmed by retaliatory sanctions or actions taken by a country in response to US sanctions, and significant as a result of numerous circumstances arising from same, including prohibitions on the dissemination of US-based video services in certain countries, military actions, cyber-attack initiatives, and other measures that cannot be predicted.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete depends, in part, upon successful protection of our intellectual property relating to our video content, including our copyrighted content, and the protection of the Chicken Soup for the Soul brand. We protect proprietary and intellectual property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media. Under the terms of the CSS License Agreement, CSS has the primary right to take actions to protect the Brand, and, if it does not, and we reasonably deem any infringement thereof is materially harmful to our business, we may elect to seek action to protect the Brand ourselves. Although in the former case, we would equitably share in any recovery, and in the latter case, we would retain the entirety of any recovery, should CSS determine not to prosecute infringement of the Brand, we could be materially harmed and could incur substantial cost in prosecuting an infringement of the Chicken Soup for the Soul brand.

Others may assert intellectual property infringement claims against us.

It is possible that others may claim from time to time that our productions and production techniques misappropriate or infringe the intellectual property rights of third parties with respect to their previously developed content, stories, characters and other entertainment or intellectual property. Additionally, although CSS is obligated to indemnify us for claims related to our use of the Chicken Soup for the Soul brand in accordance with the CSS License Agreement, we could face lawsuits with respect to claims relating thereto. Irrespective of the validity or the successful assertion of any such claims, we could incur significant costs and diversion of resources in defending against them, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our business involves risks of liability claims for video content, which could adversely affect our results of operations and financial condition.

As a producer and distributor of video content, we may face potential liability for defamation, invasion of privacy, negligence and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of video content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Piracy of video content may harm our business.

Video content piracy is extensive in many parts of the world, including South America, Asia, and certain Eastern European countries, and is made easier by technological advances and the conversion of video content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of video content on DVDs, Blu-ray discs, from pay-per-view through set-top boxes and other devices and through unlicensed broadcasts on free television and the internet. The proliferation of unauthorized copies of our video content could have an adverse effect on our business.

Any significant disruption in our technology backbone or the computer and data systems of third parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Our business involves 24-hour per day availability and delivery of video content. We utilize proprietary and third-party computer and data systems for the storage and delivery of our content, placement and delivery of our advertising inventory, and the creation of the user experience. Our reputation and ability to attract, retain and serve our viewers is dependent upon the reliable performance of these computer and data systems. These systems may be subject to damage or interruption from earthquakes, adverse weather conditions, other natural disasters, terrorist attacks, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm these systems. Interruptions in these systems or to the internet in general, could make our content unavailable or impair our ability to deliver such content.

Our online activities are subject to a variety of laws and regulations relating to privacy, which, if violated, could limit our ability to collect and use customer data and subject us to an increased risk of litigation and regulatory actions.

In addition to our websites, we use third-party applications, websites, and social media platforms to promote our video content offerings and engage consumers, as well as monitor and collect certain information about consumers. There are a variety of laws and regulations governing individual privacy and the protection and use of information collected from such individuals, particularly in relation to an individual’s personally identifiable information. Laws relating to data privacy and security continue to proliferate, often with little harmonization between jurisdictions and limited guidance. A number of existing bills are pending in the U.S. Congress and other government bodies that contain provisions that would regulate, how companies can use cookies and other tracking technologies to collect, use and share user information. The United States is seeing the adoption of state-level laws governing individual privacy. This includes the California Consumer Protection Act, Massachusetts General Law 93H and regulations adopted thereunder, and the New York SHIELD Act. Many foreign countries and supranational organizations have adopted similar laws governing individual privacy, such as the EU’s General Data Protection Regulation (“GDPR”), some of which are more restrictive than similar United States laws. If our online activities or the activities of the third parties that we work with were to violate any applicable current or future laws and regulations that limit our ability to collect, transfer, and use data, we could be subject to litigation from both private rights of action, class action lawsuits, and regulatory actions, including fines and other penalties. Internationally, we may become subject to evolving, additional and/or more stringent legal obligations concerning our treatment of customer and other personal information, such as laws regarding data localization and/or restrictions on data export. Failure to comply with these obligations could subject us to liability and/or reputational damage, and to the extent that we need to alter our business model or practices to adapt to these obligations, we could incur additional expenses.

If government regulations relating to the internet or other areas of our business change, we may need to alter the way we conduct our business or incur greater operating expenses.

The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the way we currently conduct our business. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us such as the EU’s GDPR. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our operations.

If we experience rapid growth, we may not manage our growth effectively, execute our business plan as proposed or adequately address competitive challenges.

We anticipate continuing to grow our business and operations rapidly. Our growth strategy includes organic initiatives and acquisitions. Such growth could place a significant strain on the management, administrative, operational and financial infrastructure we utilize, a portion of which is made available to us by our affiliates under the Management Agreement. Our long-term success will depend, in part, on our ability to manage this growth effectively, obtain the necessary support and resources under the CSS Management Agreement, and grow our own internal resources as required, including internal management and staff personnel. To manage the continued growth of our operations and personnel, we also will need to increase our internal operational, financial and management controls, and our reporting systems and procedures. Failure to effectively manage growth could result in difficulty or delays in producing our video content, declines in overall project quality and increases in costs. Any of these difficulties could adversely impact our business financial condition, operating results, liquidity and prospects.

Our exclusive license to use the Chicken Soup for the Soul Brand could be terminated in certain circumstances.

We do not own the Chicken Soup for the Soul Brand. The Brand is licensed to us by CSS under the terms of the CSS License Agreement. CSS controls the Brand, and the continued integrity and strength of the Chicken Soup for the Soul Brand will depend in large part on the efforts and businesses of CSS and how the Brand is used, promoted and protected by CSS, which will be outside of the immediate control of our Company. Although the license granted to us under the CSS License Agreement is perpetual, it may be terminated by CSS upon the cessation of our business, our bankruptcy, liquidation, or insolvency, or if we fail to pay any sums due or otherwise fail to perform under the License Agreement within 30 days following delivery of a second written notice by CSS.

We may not be able to realize the entire book value of goodwill and other intangible assets from our acquisitions.

As of December 31, 2021 and 2020, we had net intangible assets of $30.2 million and $31.5 million, respectively, and goodwill of $40.0 million and $21.4 million for the years ended December 31, 2021 and 2020, respectively, primarily related to the formation of Crackle Plus, the acquisition of the Crackle assets, Sonar assets and other acquisitions. We assess goodwill and other intangible assets for impairment at least annually and more frequently if certain events or circumstances warrant. If the book value of goodwill or other intangible assets is impaired, any such impairment would be charged to earnings in the period of impairment. If we determine that goodwill and other intangible assets are impaired in the future, it could have a material adverse effect on our business, financial condition and results of operations.

Claims against us relating to any acquisition or business combination may necessitate our seeking claims against the seller for which the seller may not indemnify us or that may exceed the seller’s indemnification obligations.

There may be liabilities assumed in any acquisition or business combination that we did not discover or that we underestimated in the course of performing our due diligence. Although a seller generally may have indemnification obligations to us under an acquisition or merger agreement, these obligations usually will be subject to financial limitations, such as general deductibles and maximum recovery amounts, as well as time limitations. In certain circumstances we obtain representation and warranties insurance related to our acquisitions, but these too have limitations and conditions that could prevent recovery in certain circumstances. We cannot assure you that our right to indemnification from any seller will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the amount of any unknown or underestimated liabilities that we may incur. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

We may require and not be able to obtain additional funding and may be unable to raise such funding when needed, which could force us to delay, reduce, eliminate, or abandon growth initiatives.

We intend to continue making investments to support the growth of our business, including organic growth and growth through acquisitions. Our ability to grow through acquisitions, business combinations and joint ventures, and our ability to fund our operating expenses after one or more acquisitions may depend upon our ability to obtain funds through equity financing, debt financing (including credit facilities), or the sale or syndication of some or all of our interests in certain projects or other assets or businesses. Our issuance of additional debt instruments or the sale of preferred stock could result in the imposition of operational limitations and other covenants and payment obligations (in addition to those we already have in place), any of which may be burdensome to us and may have a material adverse impact on our ability to implement our business plan as currently formulated. The sale of equity securities, including common or preferred stock, may result in dilution to the current stockholders’ ownership and may be limited by the number of shares we have authorized and available for issuance. If we do not have access to financing arrangements, and if funds do not become available on terms acceptable to us, or at all, we may have to delay, reduce, eliminate, or abandon certain aspects of our business plan, including planned acquisitions. We may also have to reduce our licensing, marketing, customer support or other core business services. Such actions could result in a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Our success depends on our management and relationships with our affiliated companies.

Our success depends to a significant extent on the performance of our management personnel and key employees, including production and creative personnel, made available to us through the CSS Management Agreement. The loss of the services of such persons or the resources supplied to us by our affiliated companies could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

To be successful, we need to attract and retain qualified personnel.

Our success will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for the caliber of talent required to produce and distribute our video content continues to increase, and for certain personnel has become extremely difficult during the COVID-19 pandemic. We cannot assure you that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we were unable to hire, assimilate and retain qualified personnel in the future, such inability could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Since our content is digitally stored and distributed online, and we accept online payments for various subscription services, we face numerous cybersecurity risks.

We utilize information technology systems, including third-party hosted servers and cloud-based servers, to host our digital content, as well as to keep business, financial, and corporate records, communicate internally and externally, and operate other critical functions. If any of our internal systems or the systems of our third-party providers are compromised due to computer virus, unauthorized access, malware, and the like, then sensitive documents could be exposed or deleted, and our ability to conduct business could be impaired.

Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, unauthorized access to our systems, computer viruses or other malicious code, denial of service attacks, malware, ransomware, phishing, SQL injection attacks, human error, or other events that result in security breaches or give rise to the manipulation or loss of sensitive information or assets. Cyber incidents can be caused by various persons or groups, including disgruntled employees and vendors, activists, organized crime groups, and state-sponsored and individual hackers. Cyber incidents can also be caused or aggravated by natural events, such as earthquakes, floods, fires, power loss, and telecommunications failures.

To date, we have not experienced any material losses relating to cyber-attacks, computer viruses, or other systems failures. Although we have taken steps to protect the security of data maintained in our information systems, it is possible that our security measures will not be able to prevent the systems’ improper functioning or the improper disclosure of personally identifiable information, such as in the event of cyber-attacks. In addition to operational and business consequences, if our cybersecurity is breached, we could be held liable to our customers or other parties in regulatory or other actions, and we may be exposed to reputation damages and loss of trust and business. This could result in costly investigations and litigation, civil or criminal penalties, fines, and negative publicity.

Certain information relating to our customers, including personally identifiable information and credit card numbers, is collected and maintained by us, or by third parties that do business with us or facilitate our business activities. This information is maintained for a period of time for various business purposes, including maintaining records of customer preferences to enhance our customer service and for billing, marketing, and promotional purposes. We also maintain personally identifiable information about our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and our employees expect that we will adequately protect their personal information, and the regulations applicable to security and privacy are increasingly demanding. Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our customers and market our properties and services.

The occurrence of natural or man-made disasters could result in declines in business that could adversely affect our financial condition, results of operations and cash flows.

We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, fires, floods, landslides, tornadoes, typhoons, tsunamis, hailstorms, explosions, climate events or weather patterns and pandemic health events (such as the recent pandemic spread of the novel corona virus known as COVID-19 virus, duration and full effects of which are still uncertain), as well as man-made disasters, including acts of terrorism, military actions, cyber-terrorism, explosions and biological, chemical or radiological events. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations. A natural or man-made disaster also could disrupt the operations of our partners and counterparties or result in increased prices for the products and services they provide to us.

We are an “emerging growth company” under the JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act, and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our Class A common stock, Series A Preferred Stock, and publicly traded notes and the trading price of such securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We take advantage of the extended transition period for complying with new or revised accounting standards. This may make comparison of our financial statements with another public company which is not an emerging growth company difficult or impossible because of the potential differences in accounting standards used.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenue exceeds $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any year.

Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware is the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and to service of process on such stockholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or employees, which may discourage lawsuits with respect to such claims. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our certificate of incorporation provides that the exclusive forum provision is applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, we anticipate that the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction and the exclusive forum provision is not intended to waive our compliance with federal securities laws and the rules and regulations thereunder or bar claims properly brought thereunder.

Risks Related to the Offering

The Notes will be unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or may incur in the future.

The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our existing and future secured indebtedness, such as any new loan facility or other indebtedness to which we grant a security interest, including our $30 million credit facility with Midcap Financial Trust and our $6,174,779 film acquisition advance from rom Great Point Media Limited which is secured by territorial licenses and distribution rights in certain films and productions owned or to be acquired by Screen Media, but only to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

The Notes will be obligations exclusively of Chicken Soup for the Soul Entertainment Inc., and not any of our subsidiaries. In addition, the Notes will not be guaranteed by any third-party, whether an affiliate or unrelated to us. None of the assets of our subsidiaries will be directly available to satisfy the claims of holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries, including. In addition, our subsidiaries and these entities may incur substantial indebtedness in the future, all of which would be structurally senior to the Notes.

The indenture under which the Notes are issued contains limited protection for holders of the Notes.

The indenture under which the Notes are issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, except in limited circumstances, the terms of the indenture and the Notes do not restrict our ability to:

•	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal or senior in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness that we incur that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of these entities;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including our Series A Preferred Stock or any subordinated indebtedness;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not require us to offer to purchase the Notes in connection with a change of control or any other event (but does afford us the right to redeem the Notes prior to the prescribed redemption date upon the consummation of certain transactions).

Similarly, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. For example, the indenture under which the Notes are issued does not contain cross-default provisions. The issuance or incurrence of any indebtedness with incremental protections could affect the market for and trading levels and prices of the Notes. Additionally, even if we issue indebtedness that ranks equally with the Notes, the holders of such indebtedness will be entitled to share ratably with you any proceeds distributed in connection with any insolvency, liquidation, reorganization, or dissolution, which may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations, and may cause a cross-default on our other obligations, as described elsewhere in these Risk Factors. If new debt is added to our current indebtedness, the related risks that we now face could be compounded.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the Notes may not be sustained, which could limit your ability to sell the Notes or the market price of the Notes.

Although the July 2025 Notes are listed on the Nasdaq Global Market under the trading symbol “CSSEN,” and we intend to list the Notes offered hereby under the same trading symbol, we cannot provide any assurances that an active trading market will develop or be maintained for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market for the Notes will be sustained, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market is not sustained, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

We may choose to redeem the Notes when prevailing interest rates are relatively low.

On or after July 31, 2022, we may choose to redeem the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell the Notes as the optional redemption date or period approaches.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our existing or future indebtedness that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including the Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. In addition, the lenders under any loan facility or other financing that we may obtain in the future could elect to terminate their commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any such default may constitute a default under the Notes, which could further limit our ability to repay our indebtedness, including the Notes. If our operating performance declines, we may in the future need to seek to obtain waivers from our existing lenders at the time to avoid being in default. If we breach any loan covenants, we may not be able to obtain such a waiver from the lenders. If this occurs, we would be in default under the credit arrangement that we have, the lender could exercise its rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay indebtedness, lenders having secured obligations could proceed against the collateral securing their debt. Because any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

We will have broad discretion with respect to the use of the proceeds of this offering.

We will have broad discretion to use the net proceeds from this offering for any of the intended purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to determine how the net proceeds will be used. Because of the number and variability of factors that will determine how we use the net proceeds from this offering, their ultimate use may vary. The failure by us to apply these funds effectively could harm our business.

We are not obligated to contribute to a sinking fund to retire the Notes and the Notes are not guaranteed by a third-party.

We are not obligated to contribute funds to a sinking fund to repay principal or interest on the Notes upon maturity or default. The Notes are not certificates of deposit or similar obligations of, or guaranteed by, any depositary institution. Further, no private party or governmental entity insures or guarantees payment on the Notes if we do not have enough funds to make principal or interest payments.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us, the July 2025 Notes, or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

Our credit rating is an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit rating will generally affect the market value of the Notes. Our credit rating, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion.

The Notes have received a rating of BBB from Egan-Jones Ratings Company. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Neither we nor any underwriter undertakes any obligation to maintain our credit rating or to advise holders of the Notes of any changes in our credit rating. There can be no assurance that our credit rating will remain for any given period of time or that such credit rating will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our company, so warrant.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Notes in this offering for working capital and general corporate purposes. We may also use a portion of the proceeds allocated to general working capital for payments in connection with acquisitions made by us from time to time. We may also use proceed to pay dividends from time to time, including with respect to our Series A Preferred Stock, and for repurchases and redemptions of our Class A common stock and Series A preferred stock or other securities as required by the terms thereof or as approved by our board of directors.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of December 31, 2021:

•	on an actual basis;

•	on an as adjusted basis giving effect to the sale of Notes in this offering and the receipt of net proceeds of approximately $9,537,344 from this offering, after deducting underwriting commissions of $620,256 and estimated offering expenses payable by us of approximately $180,000 (assuming no exercise of the underwriters’ option to purchase additional Notes).

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.

	December 31, 2021
	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents	$44,286,105	$53,823,449
Indebtedness:
Notes Payable due 2025, net of deferred offering costs of $1,402,880 actual and $2,023,136 as adjusted	31,493,020	41,272,764
Revolving loan	17,585,699	17,585,699
Film acquisition advance	6,196,909	6,196,909
Total Indebtedness	55,275,628	65,055,372
Stockholder's Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 3,698,318 shares issued and outstanding, redemption value of $92,457,950	370	370
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 8,964,330 issued and 8,019,828 outstanding shares	899	899
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding	766	766
Additional paid-in capital	240,609,345	240,609,345
Deficit	(136,462,244)	(136,462,244)
Accumulated other comprehensive gain	571	571
Class A common stock held in treasury, at cost (944,502 shares)	(13,202,407)	(13,202,407)
Total Stockholders' Equity	90,947,300	90,947,300
Noncontrolling interests	651,853	651,853
Total Capitalization	91,599,153	91,599,153

●	8,019,828 shares of Class A Common Stock outstanding as of December 31, 2021, and excludes, as of such date:

o	1,377,339 shares of Class A Common Stock reserved for issuance pursuant to outstanding options and stock awards under our 2017 stock incentive plan, as amended (“2017 Plan”);

o	an additional 509,829 shares of Class A Common Stock available for issuance under the 2017 Plan;

o	526,362 shares of Class A Common Stock underlying our outstanding Class W warrants with an exercise price of $7.50 per share, 123,109 shares of Class A Common Stock underlying our Class Z warrants with an exercise price of $12.00 per share, 800,000 shares of Class A Common Stock underlying our outstanding Class I Warrants with an exercise price of $8.13 per share, 1,200,000 shares of Class A Common Stock underlying our Class II Warrants with an exercise price of $9.67 per share, 380,000 shares of Class A Common Stock underlying our Class III-A Warrants with an exercise price of $11.61 per share, and 1,620,000 shares of Class A Common Stock underlying our Class III-B Warrants with an exercise price of $11.61 per share.

●	7,654,506 shares of Class B Common Stock outstanding as of December 31, 2021; and

●	3,698,318 shares of Series A Preferred Stock outstanding as of December 31, 2021.

DESCRIPTION OF THE NOTES

The Notes will be issued under the Indenture and Supplemental Indenture, each between us and U.S. Bank National Association, as trustee, and each dated July 17, 2020. We refer to the indenture and the supplemental indenture collectively as the “Indenture” and to U.S. Bank National Association as the “trustee.” The Notes will be a further issuance of rank equally in right of payment with, and form a single series with the July 2025 Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, consent, redemptions and other offers to purchase and voting. We refer to the “Notes” and the “July 2025 Notes” separately in this prospectus supplement since only the Notes are being offered hereby, and any general discussion of the terms of the Notes also applies to the July 2025 Notes since they are treated as the same under the Indenture. The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the Notes.

This section includes a description of the material terms of the Notes and the Indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. The indenture has been filed as an exhibit to a Current Report on Form 8-K filed by us on July 22, 2020.

General

The Notes will mature on July 31, 2025. The principal payable at maturity will be 100% of the aggregate outstanding principal amount. The interest rate of the Notes is 9.50% per year and will be paid every March 31, June 30, September 30, and December 31, beginning June 30, 2022, and the regular record dates for interest payments will be every March 15, June 15, September 15, and December 15, beginning June 15, 2022. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including March 31, 2022 to June 30, 2022 and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.

Except as described under the captions “Events of Default” and “Merger or Consolidation” in this prospectus supplement, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Optional Redemption

The Notes may be redeemed in whole or in part at any time or from time to time at our option on or after July 31, 2022 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The redemption price shall include (i) 100% of the outstanding principal amount of the Notes called for redemption on the date fixed for redemption plus (ii) all accrued and unpaid interest payments otherwise payable thereon through the date fixed for redemption. In addition, in the event of a merger or sale of the company or substantially all of its assets or a majority of the Company’s equity (on an after issued basis) in one or a series of related transactions, the Company shall have the right to redeem the Notes prior to July 31, 2022 in connection with the consummation of such transactions on the foregoing terms.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes will be done in accordance with the indenture.

If we redeem only some of the Notes, the trustee will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Rating of the Notes

Our Notes have a credit rating of BBB from Egan-Jones Ratings Company. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. See “Risk Factors — A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.”

Global Securities

Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of The Depository Trust Company, New York, New York, known as DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

Payments on Certificated Securities

In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Events of Default

You will have rights if an Event of Default occurs in respect of the Notes, as described later in this subsection.

The term “Event of Default” in respect of the Notes means any of the following:

•	We do not pay the principal (or premium, if any) of any Note, including any July 2025 Note, when due.

•	We do not pay interest on any Note, including any July 2025 Note, when due, and such default is not cured within 30 days.

•	We remain in breach of a covenant in respect of the Notes, including the July 2025 Notes, for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the Notes, including the July 2025 Notes, as a single series).

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

An Event of Default for the Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes and July 2025 Notes, as a single series, may declare the entire principal amount of all the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes and July 2025 Notes, as a single series, if  (1) we have deposited with the trustee all amounts due and owing with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the Notes and July 2025 Notes, as a single series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all the Notes and July 2025 Notes, as a single series, must make a written request that the trustee take action because of the default and must offer indemnity and/or security to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•	the holders of a majority in principal amount of the Notes and July 2025 Notes, as a single series, must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the Notes and July 2025 Notes, as a single series, may waive any past defaults other than:

•	the payment of principal or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the Notes.

•	The merger or sale of assets must not cause a default on the Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

•	We must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes.

Changes Requiring Your Approval

First, there are changes that we cannot make to the Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the Notes;

•	reduce any amounts due on the Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•	change the place or currency of payment on a Note;

•	impair your right to sue for payment;

•	reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

•	if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In both cases, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:

The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The Notes will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.

Defeasance

“Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from the restrictive covenants under the indenture relating to the Notes.

The following defeasance provisions will be applicable to the Notes:

Covenant Defeasance

Under the Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money or money and government securities set aside in trust to repay your Notes. If we achieve covenant defeasance and your Notes were subordinated as described under “Indenture Provisions — Ranking” below, such subordination will not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, we must do the following:

•	Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes either cash or a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•	No default or event of default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

We can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•	No default or event of default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your Notes were subordinated as described later under “— Indenture Provisions — Ranking,” such subordination would not prevent the trustee under the Indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such Notes for the benefit of the subordinated debtholders.

Limitation on Restricted Payments Covenant

In addition to any other covenants described in this prospectus supplement, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or where securities can be surrendered for payment, payment of taxes by us and related matters, upon (i) the failure to pay interest on any Note when such interest is due and payable or (ii) the occurrence of an Event of Default and while any such interest payment remains unpaid or such Event of Default is ongoing the indenture prohibits us from:

(1)        declaring or paying any dividend, making any distribution on or in respect of our capital stock or making any similar payment to the direct or indirect holders of our capital stock in their capacity as such;

(2)        purchasing, repurchasing, redeeming, retiring or otherwise acquiring (“Purchase”) for value any capital stock of the Company held by any Person (other than capital stock held by the Company or a subsidiary) or any capital stock of a subsidiary held by any Affiliate of the Company;

(3)        purchasing for value, prior to scheduled maturity, any scheduled repayment of any subordinated obligations; or

(4)        making any investment in any Person.

Form, Exchange and Transfer of Certificated Registered Securities

If registered Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the corporate trust office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The Notes will be our direct unsecured obligations and will rank:

•	Pari passu with, which means equal to, all of our currently outstanding unsecured unsubordinated indebtedness issued by us, including the approximately $32,895,650 principal amount of the July 2025 Notes. The Notes will also rank pari passu with our general liabilities, which consist of trade and other payables, including any outstanding dividend payable on our Series A Preferred Stock, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc. In total, these general liabilities were $34,984,226 as of December 31, 2021. We have the ability to issue from time to time other debt securities with terms different from the Notes and, without consent of the holders thereof, as well as the ability to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could rank higher in priority of payment or have a lien or other security interest greater than that accorded to the holders of the Notes.

•	Senior to any of our future indebtedness that expressly provides it is subordinated to the Notes. We currently do not have outstanding debt that is subordinated to the Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the Notes. Therefore, the Notes, as currently contemplated, will not be senior to any indebtedness or obligations.

•	Effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently a grant security interest), including our $30 million credit facility with Midcap Financial Trust and our $6,174,779 film acquisition advance from Great Point Media Limited which is secured by territorial licenses and distribution rights in certain films and productions owned or to be acquired by Screen Media, but only to the extent of the value of the assets securing such indebtedness. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to any existing secured indebtedness, any indebtedness that we may incur in the future, such as a new credit facility, or any indebtedness that is initially unsecured to which we subsequently grant a security interest, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes.

•	Structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and financing vehicles. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes.

Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We will not have and neither the Trustee nor the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 1.3 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 131 countries and territories that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations (and, in the case of a non-U.S. holder (as defined below), certain U.S. federal estate tax consequences) applicable to an investment in the Notes. This summary does not purport to be a complete description of the income and estate tax considerations applicable to such an investment. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. You should consult your own tax advisor with respect to tax considerations that pertain to your purchase, ownership and disposition of the Notes.

This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or persons whose functional currency is not the U.S. dollar. It does not deal with beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for a price equal to their original issue price (i.e., the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). It also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences (and, in the case of a non-U.S. holder certain U.S. federal estate tax consequences), and, except as otherwise noted below, does not address any U.S. state or local or non-U.S. tax consequences. If you are considering purchasing the Notes, you should consult your own tax advisor concerning the application of the U.S. federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) a trust (a) subject to the control of one or more U.S. persons and the primary supervision of a court in the United States, or (b) that existed on August 20, 1996 and has made a valid election (under applicable Treasury Regulations) to be treated as a domestic trust, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships holding Notes should consult their own tax advisors.

Taxation of Note Holders

Under present law, the Notes will constitute our indebtedness for U.S. federal income tax purposes and this discussion assumes that to be the case. Accordingly, we intend to treat all payments made with respect to the Notes consistent with this characterization.

Taxation of U.S. Holders. Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally are eligible for reduced rates of taxation. The distinction between capital gain or loss and ordinary income or loss is also important in other contexts, for example, for purposes of the limitations on a U.S. holder’s ability to offset capital losses against ordinary income.

Unearned Income Medicare Contribution. A tax of 3.8% will be imposed on certain “net investment income” (or “undistributed net investment income,” in the case of estates and trusts) received by taxpayers other than corporations with adjusted gross income above certain threshold amounts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of the Notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Taxation of Non-U.S. Holders. A non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or interest on a Note provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, (ii) the non-U.S. holder is not a controlled foreign corporation related to the Company through stock ownership, (iii) the non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iv) the non-U.S. holder does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of our capital stock of the Company, and (v) the non-U.S. holder has provided a statement prior to the payment of interest in the year in which a payment occurs or in the preceding three years, on an Internal Revenue Service (the “IRS”) Form W-8BEN, Form W-8BEN-E, or other applicable form signed under penalties of perjury that includes its name and address and certifies that the non-U.S. holder is the beneficial owner and is not a U.S. person in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder. These forms may be required to be periodically updated.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on payments of interest on the Notes at a rate of 30% unless (i) the income is effectively connected with the conduct of a U.S. trade or business (and, under certain income tax treaties, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), so long as the non-U.S. holder has provided, prior to payment of such interest, an IRS Form W-8ECI or substantially similar substitute form stating that the interest on the Notes is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. in which case the interest will be subject to U.S. federal income tax on a net income basis as applicable to U.S. holders generally (unless an applicable income tax treaty provides otherwise), or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

In the case of a non-U.S. holder that is a corporation and that receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. holder is a qualified resident of a country with which the United States has an income tax treaty.

To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate properly executed IRS forms. The non-U.S. holder must inform the recipient of any changes on these forms within 30 days of such change. These forms may be required to be periodically updated. Also, a non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Generally, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained in the United States by the non-U.S. holder) and (ii) the non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption, retirement or other taxable disposition and meets certain other conditions (unless such holder is eligible for relief under an applicable income tax treaty). Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.

A Note that is held by an individual who, at the time of death, is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual directly or indirectly, actually or constructively, owns ten percent (10%) or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a U.S. trade or business.

Information Reporting and Backup Withholding. A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding on, and to information reporting requirements with respect to, payments of principal and interest on, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition of the Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply.

The amount of interest we pay to a non-U.S. holder on the Notes will be reported to such non-U.S. holder and to the IRS annually on an IRS Form 1042-S even if the non-U.S. holder is exempt from the 30% withholding tax described above. Copies of the information returns reporting those payments and the amounts withheld, if any, may also be made available to the tax authorities in the country where the non-U.S. holder is resident under provisions of an applicable income tax treaty or agreement.

In addition, backup withholding tax and certain other information reporting requirements apply to payments of principal and interest on, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition of the Notes, unless an exemption applies. Backup withholding and information reporting will not apply to payments we make to a non-U.S. holder if such non-U.S. holder has provided to the applicable withholding agent under penalties of perjury the required certification of their non-U.S. person status as discussed above (and the applicable withholding agent does not have actual knowledge or reason to know that they are a U.S. person) or if the non-U.S. holder is an exempt recipient.

If a non-U.S. holder sells or redeems a Note through a U.S. broker or the U.S. office of a foreign broker, the proceeds from such sale or redemption will be subject to information reporting and backup withholding unless such non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such non-U.S. holder is not a U.S. person to the broker and such broker does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, or the non-U.S. holder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. holder sells or redeems a note through the foreign office of a broker who is a U.S. person or has certain enumerated connections with the United States, the proceeds from such sale or redemption will be subject to information reporting unless the non-U.S. holder provides to such broker a withholding certificate or other appropriate documentary evidence establishing that the non-U.S. holder is not a U.S. person and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the non-U.S. holder is a U.S. person.

You should consult your tax advisor regarding the qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Issues Related to this Offering

Payment of Interest. If the issue price of a Note is less than its stated redemption price at maturity (generally, its principal amount) by more than a de minimis amount, a U.S. holder will be subject to special U.S. federal income tax rules with respect to this original issue discount (“OID”). OID will be considered de minimis if it is less than 0.25% of the stated redemption price at maturity multiplied by the “weighted average maturity” of the Notes. The “weighted average maturity” of a Note is the sum of the following amounts, determined for each installment of principal paid: (i) the number of complete years from the issue date until such principal payment is made, multiplied by (ii) a fraction equal to the amount of such principal payment divided by the Note’s stated redemption price at maturity. U.S. holders of Notes with de minimis OID generally will include the amount of de minimis OID on the Notes in income, as capital gain, on a pro rata basis as principal payments are made on the Notes. It is expected, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. holder as interest income at the time it is accrued or is received in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Qualified Reopening. We intend to treat the Notes offered hereby as being issued in a “qualified reopening” of the July 2025 Notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the Notes will have the same issue date, the same issue price and the same adjusted issue price as the July 2025 Notes, for U.S. federal income tax purposes. Because the July 2025 Notes were not issued with “original issue discount” for U.S. federal income tax purposes, the Notes offered hereby also will not have original issue discount. The remainder of this discussion assumes that the Notes will be issued in a qualified reopening and will not have original issue discount.

Pre-issuance Accrued Interest. The aggregate purchase price of the Notes issued pursuant to the offering may include amounts attributable to interest that accrued prior to the original issue date the Notes, which is referred to herein as “pre-issuance accrued interest.” Pre-issuance accrued interest, if any, will be included in the accrued interest to be paid on the Notes on the first interest payment date after the issuance of the Notes offered hereby.  We intend to take the position that a portion of the first interest payment following the issuance of any Notes pursuant to the offering equal to the excluded pre-issuance accrued interest for such Notes will be treated as a return of such pre-issuance accrued interest and not as an amount payable as interest on the Notes. If this position is respected, our payment of such pre-issuance accrued interest will not be treated as taxable interest income to U.S. holders of the Notes and the amount attributable to the pre-issuance accrued interest will reduce such U.S. holder’s adjusted tax basis in the Notes. Unless otherwise specified, references to “interest” throughout the remainder of this discussion do not include any pre-issuance accrued interest or the return thereof. Any pre-issuance accrued interest paid to a non-U.S. holder, however, may be subject to withholding of U.S. federal income tax if the requirements described above under “Taxation of Non-U.S. Holders” or “Foreign Account Tax Compliance Act” are not met. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from any sale or disposition of the Notes. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. holder and the status of the intermediaries through which they hold the Notes, non-U.S. holders could be subject to this 30% withholding tax with respect to interest paid on the Notes and proceeds from the sale of the Notes. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

Ladenburg Thalmann is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated December 17, 2020, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Ladenburg Thalmann & Co. Inc.	$7,050,000
B. Riley Securities, Inc.	$3,350,000
Total	$10,400,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes (other than those covered by the overallotment option described below) if they purchase any of the Notes.

The underwriters have agreed to purchase the Notes from us at 93.44% of the aggregate principal amount of the Notes, which will result in aggregate proceeds to us of $9,717,344, assuming no exercise of the underwriters’ overallotment option, and before deducting expenses payable by us, and $11,174,946, assuming full exercise of the underwriters’ overallotment option.

The underwriters propose to offer the Notes for sale, from time to time, in one or more negotiated transactions, at prices that may be different than par. These sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices negotiated by the joint book-running managers or with approval from the joint book-running managers.

The underwriters hold an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $1,560,000 aggregate principal amount of the Notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter must purchase a number of additional Notes approximately proportionate to that underwriter’s initial purchase commitment.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of Ladenburg, on behalf of the underwriters, offer, pledge, sell, contract to sell or otherwise dispose of or agree to sell or otherwise dispose of, directly or indirectly or hedge any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing. Ladenburg in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. For purposes of clarity, nothing shall prevent the company from incurring bank indebtedness or trade liabilities in the ordinary course. In addition, our Series A Preferred Stock or future series of substantively similar preferred stock would not be deemed debt securities for purposes of this restriction.

The July 2025 Notes are listed on the Nasdaq Global Market and have been trading under the symbol “CSSEN” since July 21, 2020 and we intend to list the Notes under the same trading symbol. The Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.

The following table shows the public offering price, the underwriting discounts and commissions to be paid to the underwriters and the proceeds, before expenses, to us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Notes.

	Per Note	Without Option	With Option
Public offering price	$24.85	$10,337,600	$11,888,240
Underwriting discount (sales load) paid by us(1)	$1.491	$620,256	$713,294
Estimated Proceeds to us, before expenses	$23.359	$9,717,344	$11,174,946

(1)	The expenses associated with the offering, including the underwriting discount, are paid by us and are ultimately borne by our shareholders.

We have agreed to reimburse the underwriters for all reasonable out-of-pocket expenses incurred by them for travel, fees and disbursements of counsel and other consultants in connection with this offering and FINRA filings, up to a maximum of $80,000.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $180,000.

We and our investment adviser have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain underwriters may make a market in the Notes. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the Notes as a result of any market-making activities undertaken by any underwriter. This prospectus supplement is to be used by any underwriter in connection with the offering and, during the period in which a prospectus supplement must be delivered, with offers and sales of the Notes in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the offering, Ladenburg Thalmann & Co. Inc., on behalf of the underwriters, may purchase and sell Notes, including the July 2025 Notes, in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Notes and/or July 2025 Notes in excess of the number of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of notes made in an amount up to the number of Notes represented by the underwriters’ overallotment option. In determining the source of notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of notes in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of Notes and/or July 2025 Notes in excess of the overallotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of notes in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Ladenburg Thalmann & Co. Inc. repurchases Notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of notes, including the July 2025 Notes and Notes sold in the offering. They may also cause the price of notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market or in the over-the-counter market, or otherwise. The July 2025 Notes are listed on the Nasdaq Global Market and have been trading under the symbol “CSSEN” since July 21, 2020. If the underwriters commence any of these transactions, they may discontinue them at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representative may agree to allocate a number of Notes to underwriters for sale to their online brokerage account holders. The representative will allocate Notes to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Notes may be sold by the underwriters to securities dealers who resell Notes to online brokerage account holders.

Certain underwriters may, from time to time, engage in transactions with or perform services for us, our investment adviser and our affiliates in the ordinary course of business.

The principal business address of Ladenburg Thalmann & Co. Inc. is 640 5th Avenue, 4th Floor, New York, New York 10019.

Settlement

We expect that delivery of the Notes will be made against payment therefor on or about [•], 2022, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Other Jurisdictions

The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Potential Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses, including acting as underwriters for our securities offerings. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Ladenburg Thalmann acted as sole underwriter offering an aggregate of $10,795,650 principal amount of the July 2025 Notes pursuant to underwriting agreements dated, for which the underwriters received $528,987 in underwriting commissions. Ladenburg Thalmann and National Securities Corporation acted as joint book-running manager of the underwriters offering an aggregate of $22,100,000 principal amount of the July 2025 Notes pursuant to underwriting agreements dated, for which the underwriters received $1,105,000 in underwriting commissions. Ladenburg Thalmann also acted as the sole book-running manager of the underwritten offering of an aggregate offering amount of $16,162,425 of our Series A Preferred Stock (including the partial exercise by the underwriters of their overallotment option), which was completed on June 29, 2018. Ladenburg Thalmann received an aggregate of $1 million in connection with such offering, consisting of underwriting discounts and commissions and reimbursement of legal costs and expenses. In addition, Ladenburg Thalmann acted as a financial advisor to the Company in connection with the creation of Crackle Plus and was paid an aggregate transaction fee of $1,830,954.

B. Riley Securities served as our agent pursuant to an At-the-Market Sales Agreement (“2020 ATM Agreement”), dated as of June 4, 2020, pursuant to which we offered from time to time, shares of our Class A common stock and Series A preferred stock through an at-the-market offering.  Under the 2020 ATM Agreement, we sold an aggregate of 475,101 shares of our Class A common stock and Series A preferred stock for gross proceeds of $11,413,457 and paid B. Riley aggregate fees of $342,411 in connection with such sales. B. Riley Securities, together with Virtu Americas LLC, currently serves as our agent pursuant to an At-the-Market Sales Agreement (“2022 ATM Agreement”), dated as of January 25, 2022, pursuant to which we may offer from time to time, shares of our Class A common stock and Series A preferred stock through an at-the-market offering.  Under the 2022 ATM Agreement, as of April 19, 2022, we have sold no shares of Class A common stock and an aggregate of 92,769 shares of our Series A preferred stock for gross proceeds of $2,330,270 and paid B. Riley aggregate fees of $46,838 in connection with such sales. B. Riley also has served as agent for purchases by us of our Class A common stock under our current $30 million share repurchase plan, pursuant to which we have paid B. Riley fees and commissions of $20,599 through April 19, 2022.

LEGAL MATTERS

The legality of the Notes will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the Class A Common Stock and Class W Warrants to purchase shares of Class A Common Stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York. Graubard Miller has provided legal services to Ladenburg Thalmann & Co. Inc. from time to time.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of December 31, 2021 and 2020, are incorporated by reference herein to the Annual Report on Form 10-K for the year ended December 31, 2021 in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus supplement have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby, including all documents filed as exhibits to any of the foregoing:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022;
•	our definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2021;
•	our current reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on July 22, 2020 (by which the indenture governing the Notes was filed);
•	our current report on Form 8-K file with the SEC on May 27, 2021, as amended (relating to our acquisition of Sonar assets);
•	our registration statement on Form 8-A effective on July 17, 2020, registering our 9.50% Notes due 2025 under Section 12(b) of the Exchange Act; and
•	our Issuer Free Writing Prospectus dated April 20, 2022.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

In addition to accessing the above information through the SEC’s website at www.sec.gov, you may obtain a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, without charge, upon written or oral request directed to Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Ave., Floor 2W, Cos Cob, Connecticut 06807, telephone number (203) 861-4000.

Prospectus

$1,000,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS,
DEBT SECURITIES AND UNITS (For Issuance)

and

1,798,956 shares of 9.75% Series A cumulative redeemable
perpetual preferred stock

Offered by Selling Stockholder

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at a maximum aggregate offering size not to exceed $1,000,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

This prospectus also covers an offering for resale by a selling securityholder of up to 1,798,956 shares of our 9.75% Series A cumulative redeemable perpetual preferred stock (“Series A preferred stock”) issued to the selling securityholder in connection with our repurchase of such holder’s equity interest in Crackle Plus LLC and the reimbursement of certain expenses incurred by selling securityholder in connection with the creation of Crackle Plus. All such shares of Series A preferred stock may be offered for resale or otherwise disposed of by the selling securityholder as set forth under the caption “Selling Securityholder” beginning on page 25 of this prospectus, including its pledgees, assignees, or successors-in-interest.

We will not receive any proceeds from the sale or other disposition of the Series A preferred stock by the selling securityholder.

The selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. We will pay the expenses of registering the holder’s shares of Series A preferred stock for resale (including the selling stockholder’s legal fees, subject to an agreed cap), but all selling commissions and other similar expenses incurred by the selling securityholder will be paid by the selling securityholder.

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE,” our Series A Preferred Stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP,” and our 9.50% Notes Due 2025 (“2025 Notes”) are listed for trading on the Nasdaq Global Market under the symbol “CSSEN”. On June 9, 2021, the last reported sale prices of our Class A common stock, Series A preferred stock and 2025 Notes were $33.41, $28.22 and $26.50, respectively.

In addition to our Class A common stock, we have outstanding Class B common stock. Our Class B common stock is not publicly traded and it is controlled and beneficially owned by our chief executive officer. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 19 in this prospectus, any prospectus supplements, and in our annual report on Form 10-K for the year ended December 31, 2020, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering size of up to $1,000,000,000. In addition, the selling securityholder may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of 1,798,956 shares of our Series A preferred stock, as described in this prospectus.

This prospectus provides you with a general description of the securities we or the selling securityholder may offer. Each time we sell securities off of the “shelf”, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We and the selling securityholder have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the selling securityholder. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus as “CSSE,” the Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, LLC, the parent company of CSS and our ultimate parent company;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a A Plus), a wholly owned subsidiary of CSSE;

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE;

•	“Crackle Plus” means Crackle Plus, LLC, a wholly owned subsidiary of CSSE which was originally formed by CSSE and CPE Holdings, Inc. (an affiliate of Sony Pictures Television Inc.);

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•	“Landmark Studio Group” means Landmark Studio Group, a majority owned subsidiary of CSSE;

•	“Halcyon Television” means Halcyon Television LLC, a wholly owned subsidiarity of CSSE;

•	“Halcyon Studios” mean Halcyon Studios LLC, a majority owned subsidiary of Halcyon Television: and

•	“CSS AVOD” means CSS AVOD Inc., a majority owned subsidiary of CSSE.

We and our subsidiaries and affiliates have proprietary rights to the trademarks and trade names used herein, including, among others, Chicken Soup for the Soul®, Crackle®, Popcornflix.com®, Popcornflix Kids®, Truli®, and FrightPix®. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “TM” or “®”, however, the absence of such marks is not intended to indicate that the Company or its affiliates or subsidiaries will not assert, to the fullest extent possible under applicable law, their respective rights to such trademarks and trade names.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and in those described in documents incorporated by reference herein filed by us from time to time, and those described in any applicable prospectus supplement.

Overview

Chicken Soup for the Soul Entertainment, Inc. is a leading streaming video-on-demand (VOD) company. We operate Crackle Plus, a portfolio of ad-supported and subscription-based VOD streaming services, as well as Screen Media, Halcyon Television, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

Crackle Plus is comprised of unique networks, each delivering popular and original premium content focused on different themes such as family, kids, horror and comedy. Crackle Plus brands include Crackle, among the most watched ad-supported independent VOD networks, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. As of March 31, 2021, Crackle Plus served more than 30 million monthly active visitors through many distribution platforms including Roku, Amazon Fire, Vizio and others. These visitors viewed content produced through our various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount, Fox, Warner Brothers and more than 100 other production and distribution companies. For the period ended March 31, 2021, viewers of Crackle Plus networks have access to more than 10,800 films and 22,000 episodes of licensed or company-owned original or exclusive programming. Additionally, the Company’s original and exclusive programming made up approximately 18.4% of total ad impressions served in 2020.

Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 1,350 feature films and 275 episodes of television programming. Screen Media also acquires between 10 and 20 new films each year. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow.

Halcyon Television, our company’s new subsidiary, manages the extensive film and television library recently acquired from Sonar Entertainment. This library is distributed by Screen Media. The library contains more than 1,000 titles, and 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. Our Halcyon library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards.  Halcyon Television, and its subsidiary, Halcyon Studios, are headed by David Ellender. Ellender and his team have developed, produced, financed and distributed shows such as The Shannara Chronicles (MTV/Netflix), Taboo (BBC/FX), The Son (AMC), Mr. Mercedes (DirecTV), Das Boot (Sky Europe), Hunters (Amazon Prime), Alien Xmas (Netflix) and Mysterious Benedict Society (Disney+). Halcyon Studios, a subsidiary of Halcyon Television, will continue developing and producing the current and future high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

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Chicken Soup for the Soul’s various television production activities are done through a number of affiliates including Landmark Studio Group, its Chicken Soup for the Soul Unscripted division, and APlus.com, which produce or co-produce original content for Crackle Plus and, occasionally, for other third-party networks.

We believe that we are the only independent ad-supported video-on-demand (AVOD) business with the proven capability to acquire, create and distribute original programming and that we have one of the largest libraries of valuable company-owned and third-party content. We believe this differentiation is important at a time of a major shift in consumer viewing habits as the growth in both availability and quality of high-speed broadband enables consumers to consume video content at any time on any device.

Since our inception in January 2015, our business has grown rapidly. For the three months ended March 31, 2021 and 2020, our net revenue was approximately $23.2 million and $13.2 million, respectively. Our Adjusted EBITDA for the three months ended March 31, 2021 and 2020 was $4.6 million and $2.0 million, respectively. For the full year 2020, our net revenue was $66.4 million, as compared to the full year 2019 net revenue of $55.4 million. This increase was primarily due to the strong performance of Screen Media and the full year inclusion of the Crackle Plus network to our business (acquired May 2019). We had net losses of approximately $44.6 million in 2020, as compared to net losses of $35.0 million in 2019. Our 2020 Adjusted EBITDA was approximately, $11.8 million, as compared to 2019 Adjusted EBITDA of $6.0 million. As described below in “Use of Non-GAAP Financial Measure”, we use Adjusted EBITDA as an important metric for the management of our business. We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

According to industry projections, the U.S. market for AVOD network revenue is expected to increase from $26.6 billion in 2020 to $53.5 billion in 2025. At the same time, advertising spending on linear television networks is expected to decline as more viewers transition from pay television subscriptions to online video viewing. For these reasons, interest in the AVOD business model is increasing, evidenced by traditional linear network operators increasingly seeking to acquire or launch AVOD networks to maintain access to viewers making this transition. We believe AVOD networks will continue to grow rapidly, particularly as consumers seek affordable programming alternatives to multiple SVOD offerings.

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Our Strategy

In this environment we believe we are in a differentiated position. We identified the trends favoring growth of AVOD networks in 2015 and began building our offering in 2017, including the development of our original content production strategy. Our strategic objective is to build the premier ad-supported streaming network for both viewers and advertisers. In pursuing this goal, we believe we have the advantage of being unencumbered by the competing strategic choices and priorities of diversified media companies that own VOD networks and legacy linear television networks. We are singularly focused on building leading VOD networks that feature a range of mass-appeal and thematic programming options with a focus on original and exclusive content, and that employ innovation and data analytics to deliver more personalized viewing experiences and more engaging advertising. We are executing on this strategy in three ways:

•	Content – Cost-effectively grow our production business, our content library asset and our ownership of content rights.

o	Original & Exclusive programming. Our “originals and exclusives” focus, supported by our distribution and production business, is designed to distinguish our network brands among viewers. We are able to add to our existing broad base of content without the significant capital outlay of a traditional television or film studio by producing new originals at low cost through creative partnerships, such as our award-winning 2019 series Going from Broke, which recently completed production of and started airing its second season.

o	Expanding production capacity. We believe we can continue to build an attractive and cost-effective content development pipeline by expanding our production capacity through partnerships such as our majority owned subsidiary Landmark Studio Group, our wholly owned subsidiary, Halcyon Television, and majority owned subsidiary, Halcyon Studios, and by partnering with proven industry talent who prefer to work, at times, outside of the consolidated major studio industry, where, we believe it is increasingly difficult for this talent to control the creative process and ownership rights to their intellectual property.

o	Content acquisition and rights ownership. Through Screen Media, we will continue to acquire the rights to additional exclusive content. This strategy will reduce our reliance on content licensing, which will lead to lower costs of revenue and increased gross margin and provide us with wider distribution opportunities to generate additional revenue.

•	Advertising – Utilize existing technology and data to deliver innovative advertising formats and relevant ads that engage viewers.

o	Attractive audience. We believe we enjoy strong relationships with leading advertisers based on our demographic reach, our sales approach and our commitment to premium content and innovative, engaging ad formats. Our networks offer advertisers a desirable target audience: the average age of Crackle viewers is 33, compared to 58 for traditional broadcast networks, and 54 for advertising-supported cable networks. We estimate that 32% of our viewers fall in the 18-34 age demographic.

o	Diverse sales channels. To reach these viewers we employ a diverse and targeted advertising sales strategy, using multiple sales channels to provide us with optionality. Nearly 90% of our advertising revenues are derived from direct sales and local reseller agreements, which we believe give us greater margin contribution and control over our advertising avails than is possible with programmatic advertising.

o	Technology investment. As we grow our portfolio of networks, we are investing in the integration of advertising platform technology stacks and the growth of our sales force. We are also testing new advertising formats and technologies that drive user engagement and offer increased value to advertisers. For example, our “Jumbotron” format engages viewers immediately upon their entry to the Crackle app through video and sound, with premium ad placement in our “Spotlight Channel”. Our “FreeView” format offers viewers who select a title the option to watch one 30 to 60 second advertisement before starting the program, in exchange for an extended advertisement-free experience. “FreeView” has been demonstrated to drive higher user engagement with the placed advertisement and higher brand recall. As we execute on all of these initiatives, we believe we will be positioned to increase both overall advertising sales and ad insertion rates, firmly establishing our AVOD networks as a compelling option for advertisers compared to traditional linear broadcast or cable networks.

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•	Viewership – Grow distribution to gain new viewers and employ sophisticated data analytics to deliver more compelling experiences.

o	Content and Distribution. We exploit our increasing, exclusive access to quality programming to grow and retain viewers on our existing networks. To augment audience acquisition we have engaged in distribution arrangements with an increasing number of media platforms including Roku, Amazon Fire, Vizio, Samsung , LG and others. In the Spring of 2021, for example, our new distribution partnership with Vizio is starting to feature a “Crackle button” on a large number of new Vizio television remote controls to increase Crackle awareness and guide viewers to our leading AVOD network.

o	New Genre-specific Networks. As we grow our content libraries, we are also continuously evaluating opportunities to create new thematic networks that focus on certain genres and types of programming and we expect these networks to deliver more targeted advertising opportunities to marketers. We are also actively evaluating opportunities to acquire additional AVOD networks that can accelerate our path to even greater scale.

o	Personalized Viewer Experiences. As we grow viewership and as our networks progress, we are gathering a growing amount of data on what our viewers watch and also how they engage with advertising. We are increasingly investing in capabilities to manage and analyze our data with the goal of better personalizing viewer experiences and enabling targeted advertising. Over time, by combining this effort with continued innovation in user interfaces, we may consolidate our general entertainment and themed AVOD offerings into a single AVOD network with multiple channels, in a format similar to current subscription VOD networks.

Operations

We own and operate Crackle Plus, one of the largest AVOD companies in the United States, consisting of a portfolio of unique AVOD networks (including the widely visited AVOD network, Crackle), and a targeted SVOD network. Through our Crackle Plus networks, consumers have access to our library of original and exclusive content. Our networks are widely distributed across all digital platforms and can be watched on connected TVs, smartphones, tablets, gaming consoles and the web. We generate advertising revenues primarily by serving video advertisements to our streaming viewers and, to a lesser extent, subscription revenue from consumers. Our Crackle Plus networks include:

•	Crackle – Crackle is a leading, free to use video entertainment network featuring full length movies, TV shows and original programming. Crackle is routinely ranked among the most popular ad-supported general entertainment VOD networks. We assumed control of the operations of Crackle in 2019 through our joint venture with SPT and acquired full control of the network in January 2021.

•	PopcornFlix – PopcornFlix has an extensive footprint with apps available on 11 platforms in the U.S. and in 44 countries including the United Kingdom, Canada, Australia, Germany, France, and Singapore. Under the PopcornFlix brand, we also operate a series of direct-to consumer advertising supported channels focused on various genres. PopcornFlix can be found on the web, iPhones and iPads, Android products, Roku, Xbox, Amazon Fire, Apple TV, Chromecast and Samsung and Panasonic internet connected televisions, among devices.

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•	FAST Networks – In 2020, we began to create linear free advertising supported streaming television (“FAST”) networks for certain of the platforms we have AVOD networks on including Plex, Vizio , Samsung, Xumo and others. We see these networks as a way to increase the ad impressions we generate with our content library as well as a way to efficiently market the breadth of the content that is available on our AVOD networks. We expect to create more of these FAST networks in 2021.

We also sell advertising for other networks in order to aggregate a greater number of ad impressions for our advertising customers. In 2020, these networks included Funimation and CrunchyRoll. We recently entered into an agreement with Plex to sell ads on their behalf as well.

We also own and operate Screen Media, Halcyon Television, Halcyon Studios, Landmark Studio Group, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

The primary purpose of Screen Media and our television production affiliates is to provide our Crackle Plus VOD networks with original and exclusive programming. In addition, Screen Media’s ability to distribute acquired or company-produced films and television series enables us to further monetize programming on a cost advantaged basis. Through our Screen Media subsidiary, we maintain license agreements to distribute our content across all media, including theatrical, home video, pay-per-view, free, cable, pay television, VOD, mobile and new digital media platforms worldwide. We own the copyright or long-term distribution rights to approximately 2,077 feature films and 2,100 television episodes, representing one of the largest independently owned libraries of filmed entertainment in the world.

Through Screen Media, our cable and satellite VOD distribution agreements include those with DirecTV, Cablevision (Altice USA), Verizon and In Demand (owned by Comcast, Charter and Time Warner Cable). Our Internet VOD distribution agreements include those with Amazon, iTunes, Samsung, YouTube, Hulu, Xbox, Netflix, Sony, and Vudu, among others. We also expanded our international distribution capabilities in 2020.

We produce content utilizing the Chicken Soup for the Soul brand, together with our management’s industry experience and expertise, to generate revenue through the production and distribution of video content with sponsors. Since we seek to have both the committed funding and contractually agreed upon production costs for our video content prior to moving forward with a project, we have high visibility into the profitability of a particular project before committing to proceed with such project. In addition, we take limited financial risk on developing our projects.

We operate a low-cost content production strategy by partnering with brand sponsors, utilizing tax credits and pre-selling rights to various media companies in order to mitigate our financial risk on project development. Doing so allows us to secure committed funding and production capabilities for our original video content prior to moving forward with a project. This provides us with high visibility into the profitability of a particular project before committing to proceed with such projects. Completed projects provide Crackle Plus with original content while providing the Company with additional distribution revenue opportunities. As part of this strategy, Landmark Studio Group, which develops, produces, distributes and owns the intellectual property it creates, is building a valuable library. The studio is independent, having the ability to sell its content to any network or platform, while also developing and producing original content for Crackle Plus. Landmark Studio Group controls all worldwide rights and distributes those rights exclusively through Screen Media.

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Halcyon Television manages the extensive film and television library recently acquired from Sonar Entertainment. Halcyon Studios develops and produces high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

Recent Developments

On April 8, 2021, we entered into an asset purchase agreement (“Asset Purchase Agreement”) by and among our company, Halcyon Television, and with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with us and Halcyon Television, the “CSSE Buyer”), on the one hand, and Sonar Entertainment Inc. (“SEI”) and the direct and indirect subsidiaries of SEI identified in the Asset Purchase Agreement (collectively, “Sonar”), on the other hand. On May 21, 2021, pursuant to the Asset Purchase Agreement, the CSSE Buyer purchased the principal assets of Sonar. Parkside separately purchased the outstanding equity of Sonar Canada Inc.

Sonar is an award-winning independent television studio that owns, develops, produces, finances and distributes content for global audiences. Sonar, headquartered in Los Angeles with operations in Toronto and London, has produced television series such as Hunters, Taboo, Alien Xmas, The Mysterious Benedict Society, Saints, Manson, Lonesome Dove, and Dinotopia. The projects have shown strong market appeal and star well-known talent such as Al Pacino, Ridley Scott, Pierce Brosnan, and more. Sonar has projects in the development pipeline that are scheduled to begin production this year, with anticipated distribution on networks such as Hulu, Fox, Amazon Prime Video, FX, and BBC ONE.

We believe that our acquisition of the Sonar assets accelerates our strategy to build the leading independent AVOD streaming service in four key ways:

·	expanding our original television content development pipeline;

·	improving margins by increasing our IP rights ownership;

·	accelerating our ability to launch the Chicken Soup for the Soul branded AVOD network; and

·	providing a faster path to growing our international television production and distribution activities.

Pursuant to the Asset Purchase Agreement, the CSSE Buyer purchased assets from Sonar (the “Purchased Assets”), including all of Sonar’s existing video content libraries, development slates, licenses and distribution contracts, and other assets related to Sonar’s businesses, including all of Sonar’s copyrights, trademarks and accounts receivable (“Accounts Receivable”). The equity interests owned by Sonar Entertainment, Inc. in its wholly owned subsidiary, Sonar Canada Inc. (“Sonar Canada”), were sold directly to Parkside. CSSE Buyer assumed only the obligations of Sonar that relate to the ownership and operation of the Purchased Assets on and after the closing on May 21, 2021. The Purchased Assets did not include certain assets of Sonar identified in the Asset Purchase Agreement as “Excluded Assets,” including certain claims and actions, insurance policies, employment agreements and cash.

In consideration for the Purchased Assets, the CSSE Buyer paid to Sonar an initial cash purchase price of $18,902,000 and from time to time will be required to pay additional purchase price based on the performance of the Purchased Asset.. In addition, Parkside paid Sonar separate cash consideration for the Sonar Canada Interests.

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During the 18-month period following the closing, the CSSE Buyer has the right (the “Buyout Option”), exercisable upon written notice to Sonar during such period, to buy out all future entitlements (i.e., additional purchase price and other entitlements not yet due and payable to Sonar as of the date of such notice) in exchange for a one-time payment to Sonar as prescribed by the APA.

In connection with the transaction, we formed a new subsidiary, CSS AVOD Inc. (“CSS AVOD”), and issued shares (“CSS AVOD Shares”) of common stock, representing 5% of the after-issued equity of CSS AVOD, to MidCap Financial Trust (“MidCap”), the agent and lender of our Credit Agreement (defined below). At any time during the three-year period immediately following the 18-month anniversary of the closing (such three-year period, the “Put Election Period”), MidCap shall have the right upon 60 days’ prior written notice (“Put Notice”) to CSSE to require CSSE to purchase such CSS AVOD Shares for $11.5 million (“Put Election”).

Certain of the Purchased Assets, including the Current TV Contracts (as defined in the Asset Purchase Agreement) but not any other Project Assets related to the Current TV Projects (as defined in the Asset Purchase Agreement) other than the Current TV Project entitled “Mr. Mercedes”, Library Accounts Receivable (as defined in the Asset Purchase Agreement), and the contracts pursuant to which they are payable and the Library (as defined in the Asset Purchase Agreement) and Project Assets related thereto (including any such assets owned by Sonar Canada or its subsidiaries) and the proceeds of the foregoing (each as defined in the Asset Purchase Agreement), remain subject to certain liens in favor of MidCap for itself and other lenders under a credit facility it has provided to Sonar. Midcap’s lien on the Library Accounts Receivable shall terminate on the date that 100% of same has been collected and additional purchase price payments payable in respect thereof have been paid by CSSE Buyer pursuant to the Asset Purchase Agreement. Midcap’s lien on the Library and Project Assets shall terminate on the earlier of (a) if the Put Election is timely made, receipt by MidCap (or its assignee) of the put purchase price and (b) solely if no Put Election has been made, 180 days following the 18-month anniversary of the closing.

CSSE Buyer has agreed that so long as Midcap’s liens remain effective, CSSE Buyer shall abide by certain covenants, including maintaining the Library and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising a part of the Purchased Assets.

On May 21, 2021, in connection with the closing of the Sonar asset acquisition, we and certain of our subsidiaries (collectively referred to herein as the “Borrowers”) entered into a credit, security and guaranty agreement (“Credit Agreement”) with MidCap as agent and a lender.

The Credit Agreement provides the Borrowers with revolving loans in an aggregate principal amount not to exceed $20,000,000 (“Revolving Loan Commitment”) at any time outstanding (the “Loans”). On the closing date, Borrowers made an initial draw down on the Loans of approximately $18.3 million. Under certain circumstances, the Revolving Loan Commitment may be increased to $30 million. The availability under the Loans at any time is subject to the Borrowing Base, which is equal to 85% of the Eligible Accounts (the accounts receivable of the Borrowers’ qualified under the terms of the Credit Agreement) minus the sum of all Reserves.

The proceeds of the Loans were or will be used by us for funding part of the Sonar asset acquisition. The Loans are secured by the Borrowers’ accounts receivable and the contracts underlying such accounts receivable, and other related assets, but not intellectual property.

The Loans bear interest at the sum of the LIBOR Rate plus 4% per annum. Interest on the Loans is payable in arrears on the first day of each month and on the maturity of the Loans. The Borrowers shall pay a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the outstanding Loans during the preceding month multiplied by (ii) 0.50% per annum. Such fee is to be paid monthly in arrears on the first day of each month. The Borrowers shall also pay certain minimum balance fees, if applicable, and collateral management, audit, and other fees, as prescribed by the Credit Agreement. Concurrently with the initial borrowing under the Credit Agreement, the Borrowers paid to MidCap, as agent to the several lenders, a total of $241,449, including $41,449 for certain diligence fees, and an origination fee of $200,000.

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The Borrowers may borrow, repay and reborrow under the Loans prior to the maturity date, subject to the terms, provisions and limitations set forth in the Credit Agreement. The Credit Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants. Under the Credit Agreement, Borrower is required to maintain minimum liquidity in the form of Borrowing Base availability or, as may be agreed by Agent, cash on hand in an aggregate amount of not less than $6,000,000.

A description of the asset purchase and a summary of the principal terms of the Asset Purchase Agreement is contained in our Current Reports on Form 8-K filed with the Commission on April 9, 2021 (“April 2021 8-K”) and May 27, 2021 (“May 2021 8-K”), as amended on June 11, 2021. A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the April 2021 8-K. A summary of the Credit Agreement is contained in the May 2021 8-K and a copy of the Credit Agreement was filed as Exhibit 10.1 thereto.

The results of operations of Sonar’s operations will be included in our consolidated statements of operations as of the closing of the transactions. Required financial statements, including applicable pro forma financial statements related to the Sonar assets were filed as part of the amendment to the May 2021 8-K on June 11, 2021.

The transaction was structured to ensure that Sonar Canada’s operations will continue to meet applicable Canadian control regulatory requirements in relation to television and film production companies, to the continued benefit of the Canadian ad film production industry.

Competition

We are in a highly competitive business. The market for streaming entertainment is rapidly changing. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We compete for viewers and programming with much larger companies which have significant resources and brand recognition, including dominant video on demand providers such as Netflix, HBO Max, Hulu, Amazon Prime Video, Disney Plus, Paramount Plus, Fox, and major film and television studios. We also compete with numerous independent motion picture and television distribution and production companies, television networks, pay television systems and online media platforms for viewers, subscribers, and the services of performing artists, producers and other creative and technical personnel and production financing, all of which are essential to the success of our businesses.

In addition, our video content competes for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. We rely on our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

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Intellectual Property

We are party to a license agreement (the “CSS License Agreement”) with our parent company, CSS, through which we have been granted the perpetual, exclusive, worldwide license by CSS to exclusively exhibit, produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. Chicken Soup for the Soul and related names are trademarks owned by CSS. We have the proprietary rights (including copyrights) in all company-produced content and believe the Brand provides a competitive advantage in attracting advertisers and entertainment talent. As a result of the acquisitions of Screen Media, Pivotshare, Crackle, Sonar and other smaller libraries, companies and assets, we now own copyrights or global long-term distribution rights and AVOD rights to approximately 11,300 films and 24,000 television episodes.

We rely on a combination of copyright, trademark, trade secret laws, confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information and intellectual property rights. Our ability to protect and enforce our intellectual property rights is subject to certain risks and from time to time we encounter disputes over rights and obligations concerning intellectual property, which are described more fully in the section of our annual report on Form 10-K for the year ended December 31, 2020 entitled “Risk Factors.”

Human Capital Management

At Chicken Soup for the Soul Entertainment, we aim to bring out the best of our employees and consultants. We are committed to developing our employees and encourage and facilitate the development of our employees through our People Operations department. We depend on a highly educated and skilled workforce. We seek to advance a diverse, equitable and inclusive work environment for all employees. Our ability to attract, develop and retain the best talent, is critical for us to execute our strategy and grow our businesses.

As of March 31, 2021, we had 108 direct employees. The services of certain personnel, including our chairman and chief executive officer, vice chairman and chief strategy officer, our senior brand advisor and director, and chief financial officer, among others, are provided to us under the Management Services Agreement dated May 12, 2016, between us and CSS (“CSS Management Agreement”). We also utilize many consultants in the ordinary course of our business and hire additional personnel on a project-by-project basis. We believe that our employee and labor relations are good, and we are committed to inclusion and strict policies and procedures to maintain a safe work environment. We have taken measures to protect our workforce in response to the COVID-19 pandemic, including allowing employees to work from home when possible and implementing safety protocols to support our employees required to work onsite.

We value our employees and invest in them and their communities. Recently, we joined a growing group of companies working with Good Today to enable our employees to participate in supporting non-profit organizations to support initiatives that have a positive global impact.

Corporate Information

We are a Delaware corporation formed on May 4, 2016. CSS Productions, our predecessor and immediate parent company, was formed in December 2014 by CSS, and initiated operations in January 2015. We were formed to create a discrete entity focused on video content opportunities using the Brand. In May 2016, pursuant to the terms of the contribution agreement among CSS, CSS Productions and the Company, all video content assets owned by CSS, CSS Productions and their CSS subsidiaries were transferred to the Company in consideration for its issuance to CSS Productions of 8,600,568 shares of the Company’s Class B common stock. Thereafter, CSS Productions’ operating activities ceased, and the Company continued the business operations of producing and distributing the video content.

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Our address is 132 East Putnam Avenue, Floor 2W, Cos Cob, CT 06807. Our telephone number is (855) 398-0443, and our website address is https://www.cssentertainment.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

Use of Non-GAAP Financial Measure

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized for the three months March 31, 2021 and 2020, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

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We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;

•	Adjusted EBITDA does not reflect the effects of preferred dividend payments, or the cash requirements necessary to fund;

•	Although amortization and depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such future replacements;

•	Adjusted EBITDA does not reflect the effects of the amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs;

•	Adjusted EBITDA does not reflect the impact of stock-based compensation upon our results of operations;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect our income tax expense (benefit) or the cash requirements to pay our income taxes;

•	Adjusted EBITDA does not reflect the impact of acquisition related expenses; and the cash requirements necessary;

•	Adjusted EBITDA does not reflect the impact of other non-recurring, infrequent in nature and unusual income and expenses; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

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•	In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

Reconciliation of Historical GAAP Net Income as reported to Adjusted EBITDA

The following tables present a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the periods presented:

	Three Months Ended March 31,
	2021	2020
Net loss available to common stockholders	$(9,193,381)	$(11,427,380)
Preferred dividends	2,253,385	974,272
Provision for income taxes	14,000	49,000
Other taxes	84,493	53,411
Interest expense(a)	1,087,944	329,125
Film library and program rights amortization(b)	6,928,667	2,494,832
Share-based compensation expense(c)	231,844	244,835
Acquisition-related costs(d)	—	98,926
Reserve for bad debt and video returns	694,212	1,721,595
Amortization and depreciation(e)	1,621,360	5,204,728
Other non-operating income, net(f)	(570)	(6,438)
Transitional expenses(g)	—	2,113,469
All other nonrecurring costs	840,050	186,948
Adjusted EBITDA	$4,562,004	$2,037,323

(a)	Includes amortization of deferred financing costs of $98,889 and $10,152 for the three months ended March 31, 2021 and 2020, respectively.

(b)	Represents amortization of our film library, which include cash and non-cash amortization of our film library investments, participation costs and theatrical release costs as well as amortization for our acquired program rights.

(c)	Represents expense related to common stock equivalents issued to certain employees and officers under our Long-Term Incentive Plan. In addition to common stock grants issued to employees, non-employee directors and third-party consultants.

(d)	Represents aggregate transaction-related costs, including legal fees, accounting fees, investment advisory fees and various consulting fees.

(e)	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in cost of revenue.

(f)	Other non-operating income is primarily comprised of interest income earned on cash deposits.

(g)	Represents transitional related expenses primarily associated with the Crackle Plus business combination and our strategic shift related to our production business. Costs include non-recurring payroll, redundant non-recurring technology costs and other transitional costs.

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	Year Ended December 31,
	2020	2019
Net loss available to common stockholders	$(44,552,353)	$(34,976,816)
Preferred dividends	4,142,376	3,304,947
Provision for income taxes	99,000	585,000
Other taxes	312,600	460,205
Interest expense(a)	2,222,106	811,017
Film library and program rights amortization(b)	23,563,772	10,683,227
Share-based compensation expense(c)	1,131,515	1,061,926
Acquisition-related costs(d)	98,926	3,968,289
Expense for bad debt and video returns	3,384,584	2,669,699
Amortization and depreciation(e)	17,317,247	13,293,279
Other non-operating income, net(f)	(6,254,205)	(40,191)
Loss on extinguishment of debt	169,219	350,691
Impairment of content assets(g)	3,973,878	—
Transitional expenses(h)	4,353,345	3,505,855
All other nonrecurring costs	1,789,569	276,400
Adjusted EBITDA	$11,751,579	$5,953,528

(a).	Includes amortization of deferred financing costs of $131,790 and $82,400 for the years ended December 31, 2020 and 2019, respectively.

(b).	Represents amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs as well as amortization for our acquired program rights.

(c).	Represents expense related to common stock equivalents issued to certain employees and officers under our Long-Term Incentive Plan. In addition to common stock grants issued to employees, non-employee directors and third-party consultants.

(d).	Represents aggregate acquisition-related costs, including legal fees, accounting fees, investment advisory fees and various consulting fees.

(e).	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in cost of revenue.

(f).	Other non-operating income is primarily comprised of various extinguished liabilities as part of a settlement, see Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2020 for further detail.

(g).	Represents impairment charges related to our content assets, comprised of program and film library assets.

(h).	Represents transitional related expenses primarily associated with the Crackle Plus business combination and our strategic shift related to its production business. Costs include non-recurring payroll, redundant non-recurring technology costs and other transitional costs.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as December 31, 2022, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1 billion of non-convertible debt over a three-year period.

The Securities We May Offer

We may offer up to $1,000,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We have two classes of common stock which are substantially identical, except that the holders of Class A common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and the holders of Class B common stock are entitled to ten votes for each share. Subject to any preferential rights of any outstanding preferred stock, holders of our Class A and Class B common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our Class A and Class B common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock. The Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE.”

Preferred Stock

We have one class of preferred stock outstanding, our Series A preferred stock. The Series A preferred stock has been assigned a rating of “BBB(-)” by Egan-Jones Ratings Co. See “Description of Capital Stock – Series A Preferred Stock—Credit Rating of our Series A Preferred Stock”. The Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.”

Commencing on June 27, 2023, we may redeem, at our option, the Series A preferred stock, in whole or in part, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Prior to June 27, 2023, upon a Change of Control, as defined in this prospectus, we may redeem, at our option, the Series A preferred stock, in whole or part, at a cash redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including the redemption date. The Series A preferred stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities. Holders of the Series A preferred stock generally will have no voting rights except for certain limited voting rights in circumstances where dividends payable on the outstanding Series A preferred stock are in arrears for eighteen or more consecutive or nonconsecutive monthly dividend periods. See “Description of Capital Stock – Series A Preferred Stock” for more information.

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We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A preferred stock with respect to dividends or distributions, so long as the Series A preferred stock is outstanding, unless holders of at least 66.67% of the then outstanding Series A preferred stock consent to same. Subject to such limitations, our preferred stock will have such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time and may supplement or change the terms outlined below.

Warrants

We have outstanding:

•	527,212 Class W Warrants sold by us in private placements consummated prior to our initial public offering, each of which entitles the holder thereof to purchase one share of our Class A common stock for $7.50 through June 30, 2023;

•	123,445 Class Z Warrants sold by us in private placements consummated prior to our initial public offering, each of which entitles the holder thereof to purchase one share of our Class A common stock for $12.00 through June 30, 2024;

•	Class I Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 800,000 shares of our Class A common stock for $8.13 per share through May 14, 2024;

•	Class II Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 1,200,000 shares of our Class A common stock for $9.67 per share through May 14, 2024;

•	Class III-A Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 380,000 shares of our Class A common stock for $11.61 per share through May 14, 2024; and

•	Class III-B Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 1,620,000 shares of our Class A common stock for $11.61 per share through May 14, 2024.

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We anticipate listing our Class W Warrants and Class Z Warrants on the OTC Markets in the relatively near term.

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Debt Securities

On July 17, 2020, the Company completed an underwritten public offering of $21,000,000 aggregate principal amount of its 9.50% Notes due 2025 (the “July Notes”), pursuant to an Underwriting Agreement, dated as of July 13, 2020, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters. On August 5, 2020, the Company sold an additional $1,100,000 of July Notes pursuant to the partial exercise of the overallotment option. The July Notes were issued under a base indenture and a supplemental indenture, each dated as of July 17, 2020 (the “Base Indenture” and “Supplemental Indenture,” respectively, and together, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The July Notes bear interest from July 17, 2020 at the rate of 9.50% per annum, payable every March 31, June 30, September 30, and December 31, and at maturity, beginning September 30, 2020. The July Notes mature on July 31, 2025.

On December 22, 2020, the Company completed an underwritten public offering of $9,387,750 aggregate principal amount of 9.50% Notes due 2025 (the “December Notes”, and together with the July Notes, the “2025 Notes”) pursuant to an Underwriting Agreement, dated as of December 17, 2020, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters. On December 29, 2020, the Company sold an additional $1,408,150 of December Notes pursuant to the underwriters’ partial exercise of the overallotment option. The December Notes are a further issuance of, rank equally in right of payment with, and form a single series for all purposes under the Indenture with the July Notes.

The 2025 Notes have been assigned a rating of BBB by Egan-Jones Ratings Co. See “Description of our 202f Notes—Rating of the 2025 Notes”. The 2025 Notes are listed for trading on the Nasdaq Global Market under the symbol “CSSEN.”

We may offer any combination of senior debt securities or subordinated debt securities pursuant to the registration statement of which this prospectus forms a part. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time and may supplement or change the terms outlined below.

Securities the Selling Securityholders May Offer

The selling securityholder may sell, in one or more offerings pursuant to the registration statement of which this prospectus forms a part, up to an aggregate of 1,798,956 shares of our Series A preferred stock issued to the selling securityholder in connection with our repurchase of such holder’s equity in Crackle Plus and the reimbursement of certain expenses incurred by the selling securityholder in connection with the creation of Crackle Plus. We will not receive any proceeds from the sale by the selling securityholder of such securities.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, and our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Recent Acquisition of Assets from Sonar Entertainment

We may not be able to efficiently integrate the assets acquired from Sonar Entertainment into our operations.

We need to integrate the film libraires, distribution arrangements and other assets we acquired from Sonar Entertainment into our existing operations and across our platforms. These activities will require some time and involve dedication of various resources of our company that would typically be dedicated to our existing operations. These integration efforts may accordingly adversely affect our other operations to the extent such efforts take resources or attention away from our other operations. We also may not realize the operational or financial gains from the Sonar Entertainment assets that we anticipated when originally determining to acquire such assets.

We may have material financial obligations related to the purchase of the Sonar Entertainment assets.

If we are required to repurchase the CSS AVOD Shares upon a Put Election, we will be required to pay $11.5 million in cash for the repurchase of the 5% equity interest in CSS AVOD issued in connection with the Sonar transaction. This obligation could place a material strain on our cash position, and could require us to finance such payment through the issuance of debt or equity. Such financing resources may not be available to us at the time we require it, or could require us to borrow capital, or issue equity to raise capital, on terms that are not favorable to us. In addition, any issuance of equity could be dilutive to our then existing stockholders.

Certain of the assets we acquired from Sonar Entertainment have first priority liens on them, which encumber such assets and places certain limitations on such assets.

Certain of the assets we acquired from Sonar Entertainment and the related contracts and the proceeds of the foregoing remain subject to certain liens in favor of MidCap for itself and other lenders under a credit facility it had previously provided to Sonar Entertainment. These liens will terminate upon our collection of the existing accounts receivable of Sonar Entertainment. Under the terms of the asset purchase, we have agreed that, so long as Midcap’s liens remain effective, we shall abide by certain covenants, including maintaining these assets and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising part of such assets. In addition, in connection with the closing of the Sonar Entertainment assets, we and certain of our subsidiaries entered into the Credit Agreement with MidCap, which also places liens on our accounts receivables. Any event of default under the Credit Agreement that is not cured or waived could have a material adverse effect on our company, our assets and operations.

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Risks Relating to the Offering by the Selling Securityholders

Sales of substantial amounts of our Series A preferred stock by the selling securityholder, or the perception that these sales could occur, could adversely affect the price of our securities.

The sale by the selling securityholder of a significant number of shares of our Series A preferred stock, or the perception in the public markets that the selling securityholder may sell all or a portion of such securities as a result of the registration of such shares hereunder, could have a material adverse effect on the market price of our securities.

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NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

•	core strategy;

•	operating income and margin;

•	seasonality;

•	liquidity, including cash flows from operations, available funds and access to financing sources;

•	free cash flows;

•	revenues;

•	net income;

•	profitability;

•	our inability to pay dividends if we fall out of compliance with our loan covenants in the future and then are prohibited by our bank lender from paying dividends;

•	user growth and the ability of our content offerings to achieve market acceptance;

•	partnerships;

•	user viewing patterns;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	potential ability to obtain additional financing when and if needed, including use of the debt markets;

•	ability to protect our intellectual property;

•	ability to complete strategic acquisitions;

•	ability to manage growth and integrate acquired operations;

•	stock price volatility, potential liquidity and trading of our securities;

•	future regulatory changes;

•	pricing changes;

•	actions by competitors;

•	our content and marketing investments, including investments in original programming;

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•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the time during which we will be an Emerging Growth Company (“EGC”) under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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BACKGROUND OF THE ISSUANCE OF SECURITIES TO THE SELLING SECURITYHOLDER

On May 14, 2019 we consummated the creation of Crackle Plus, our joint venture with Sony Pictures Television (“SPT”), as contemplated by that certain contribution agreement dated as of March 27, 2019 (the “Contribution Agreement”) by and among the Company, Crackle Plus, CPE Holdings, Inc., a Delaware corporation and affiliate of SPT (“CPEH”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH. The Contribution Agreement provided, among other things, for the contribution by CPEH and its affiliates of certain assets of their Crackle branded advertising-based video on demand streaming business and for the contribution by the Company of certain assets of their advertising-based and subscription-based video on-demand business to Crackle Plus.

As partial consideration for assets contributed to Crackle Plus, the selling securityholder received warrants to purchase (a) 800,000 shares of Class A common stock at an exercise price of $8.13 per share (“Class I Warrants”), (b) 1,200,000 shares of Class A common stock at an exercise price of $9.67 per share (“Class II Warrants”), (c) 380,000 shares of Class A common stock at an exercise price of $11.61 per share (“Class III-A Warrants”), and (d) 1,620,000 shares of Class A common stock at an exercise price of $11.61 per share (“Class III-B Warrants”). We previously registered the resale of the Class A common stock underlying the warrants issued to the selling securityholder as required by the terms of the registration rights agreement between us and the selling securityholder in order to permit the selling securityholder to offer the shares for resale from time to time. All the warrants expire on May 14, 2024 and are exercisable at any time and from time to time during such term.

Pursuant to the amended and restated limited liability company agreement of Crackle Plus, dated as of March 27, 2019 (the “LLC Agreement”) among CSSE, Crackle Plus and CPE, CPEH had the right to require the Company to purchase all, but not less than all, of CPEH’s interest in Crackle Plus (the “Put Option”). The Put Option was exercised on December 14, 2020, as previously disclosed in our Current Report on Form 8-K filed with the Securities Exchange Commission on December 15, 2020. Representatives of SPT were members of the Board of Directors of Crackle Plus until the Put Option was exercised. As previously disclosed, we had the option to elect to pay cash in lieu of issuing the preferred stock. We determined, in our sole discretion, to satisfy the Put Option entirely through the issuance of an aggregate of 1,600,000 shares of Series A preferred stock. As a result of CPEH’s exercise of the Put Option, we now own 100% of the outstanding equity interests of Crackle Plus.

In addition, pursuant to the Contribution Agreement, we issued CPEH an aggregate of 198,956 shares of Series A preferred stock in lieu of cash reimbursement of certain expenses incurred by CPEH and its affiliates in connection with the creation of Crackle Plus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes, including mergers and acquisitions, debt repayments, dividends, and share repurchases. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

Up to 1,798,956 shares of Series A preferred stock issued to the selling securityholder may be sold or otherwise disposed of for the account of the selling securityholder or its pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the Series A preferred stock by the selling securityholder.

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SELLING SECURITYHOLDER

When we refer to the “selling securityholder” in this prospectus we mean the person listed in the table below, and the pledgees, assignees, donees, permitted transferees, successors, and others who later come to hold any of the selling securityholder’s Series A preferred stock being offered by this prospectus.

This prospectus covers an aggregate of 1,798,956 shares of our Series A preferred stock that may be sold or otherwise disposed of by the selling securityholder.

The following table sets forth, as of the date of this prospectus, (i) the number of shares of Series A preferred stock beneficially owned by the selling securityholder prior to the offering; (ii) the number of shares of Series A preferred stock offered for resale to the public by the selling securityholder; and (iii) the number of shares of Series A preferred stock and the percentage of our Series A preferred stock to be beneficially owned by the selling securityholder after the offering.

The information in the table is based on information supplied to us by the selling securityholder. Other than as described in the footnotes below, or as otherwise described in this prospectus, the selling securityholder has not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. The selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

The selling securityholder may sell all, some, or none of the shares of Series A preferred stock offered hereby in this offering. The selling securityholder identified in the table below may sell, transfer, or otherwise dispose of some or all its shares of Series A preferred stock in transactions exempt from, or not subject to the registration requirements of, the Securities Act. See “Plan of Distribution of Securities”. Information concerning the selling securityholder may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

	Before Offering (1)			After Offering (1)
Selling Securityholder	Shares of Series A Preferred Stock Beneficially Owned Prior to the Offering	Shares of Series A Preferred Stock Being Registered	Percent	Shares of Series A Preferred Stock Owned After the Offering	Percent
CPE Holdings, Inc.(2)	1,798,956	1,798,956	48.6%	0	0%

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which the selling securityholder has voting or dispositive power, including any shares that the selling securityholder has the right to acquire within 60 days of the date hereof. The percentage of ownership before and after the offering is calculated based on 3,698,318 shares of Series A preferred stock outstanding on June 21, 2021.

(2)	CPE Holdings, Inc. was a member of the joint venture entity Crackle Plus, LLC, from May 2019 to January 2021. CPE Holdings, Inc. is a direct, wholly-owned subsidiary of Sony Pictures Entertainment Inc., which is a direct, wholly-owned subsidiary of Sony Entertainment Inc, which is a direct, wholly-owned subsidiary of Sony Corporation of America, Inc., which is a direct, wholly-owned subsidiary of Sony Americas Holding, Inc., which is a direct, wholly-owned subsidiary of Sony Corporation.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 70 million shares of Class A common stock, par value $.0001, 20 million shares of Class B common stock, par value $.0001, and 10 million shares of preferred stock, par value $.0001, of which 4,300,000 shares has been designated Series A preferred stock.

Our Class A common stock and Series A preferred stock were each approved for listing on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively.

As of the date of this prospectus, 6,700,831 shares of our Class A common stock are outstanding, 7,654,506 shares of our Class B common stock are outstanding and 3,698,318 shares of our Series A preferred stock are outstanding.

We also have outstanding:

•	Class W warrants to purchase an aggregate of 527,212 shares of our Class A common stock;

•	Class Z warrants to purchase an aggregate of 123,445 share of our Class A common stock, and

•	Class I, II, III-A and III-B warrants to purchase an aggregate of 4,000,000 shares of Class A common stock.

Common Stock

Voting Rights

Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. See “—   Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws,” below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power voting for the election of directors can elect all of the directors.

Dividend Rights

Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

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Right to Receive Liquidation Distributions

Subject to the preferential or other rights of any holders of preferred stock then outstanding, including the Series A preferred stock, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Class A common stock and Class B common stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our certificate of incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Merger or Consolidation

In the case of any distribution or payment in respect of the shares of Class A common stock or Class B common stock upon our consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A common stock and Class B common stock as a single class, provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A common stock and Class B common stock is that any securities distributed to the holder of a share Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Conversion

The outstanding shares of Class B common stock are convertible at any time as follows: (a) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (b) upon the election of the holders of a majority of the then outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. Once converted into Class A common stock, the Class B common stock will not be reissued.

Warrants

Class W and Class Z Warrants

Each outstanding Class W warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $7.50 per share, subject to adjustment as discussed below. Each Class W warrant is exercisable at any time through June 30, 2023 at 5:00 p.m., New York City time.

Each outstanding Class Z warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $12.00 per share, subject to adjustment as discussed below. Each Class Z warrant is exercisable at any time through June 30, 2024 at 5:00 p.m., New York City time.

Cancellation

We may call for cancellation of all or any portion of the Class W warrants or Class Z warrants for which a notice of exercise has not yet been delivered to us for consideration equal to $.01 per Class W warrant or Class Z warrant, as the case may be, in accordance with the provisions of such warrants, if (i) our Class A common stock is traded, listed or quoted on any U.S. market or electronic exchange, and (ii) the closing per-share sales price of the Class A common stock for any twenty (20) trading days during a consecutive thirty (30) trading days period exceeds $15.00, for Class W warrants, or $18.00, for Class Z warrants, in each case subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like.

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The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of a warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.

The criteria for calling our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our call, the call will not cause the share price to drop below the exercise price of the warrants.

Exercise Rights

Holders of the Class W warrants and Class Z warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the ten trading days ending on the trading day prior to the date of exercise.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, neither the Class W warrants nor the Class Z warrants will be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class W warrants or Class Z warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Class I, II, III-A and III-B Warrants

Each Class I, Class II, Class III-A, and Class III-B Warrant is exercisable for shares of our Class A common stock for a five-year term that commenced on May 14, 2019. The Class I Warrant has an exercise price of $8.13 per share, the Class II Warrant has an exercise price of $9.67 per share, and the Class III-A and III-B Warrants have an exercise price of $11.61 per share.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Class I, Class II, Class III-A and Class III-B Warrants will not be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The Class I, Class II, Class III-A and Class III-B Warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the sum of (x) the product of the number of shares of Class A common stock underlying such warrants multiplied by the “fair market value” less (y) the product of the number of shares of Class A common stock underlying such warrants multiplied by the exercise price then in effect, by (ii) the fair market value. The “fair market value” for this purpose means the closing sale price or bid price of the Class A common stock on the trading day immediately preceding the date of exercise, if the Class A common stock is listed or quoted on a national securities exchange or the fair market value per share as determined by an independent appraiser, if the Class A common stock is not listed or quoted on a national securities exchange.

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The holders of our Class I, Class II, Class III-A and Class III-B Warrants do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class I, Class II, Class III-A and Class III-B Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders, provided that the designation of preferred stock ranking senior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up will require approval of the holders of Series A preferred stock, as described below in “Series A Preferred Stock - Voting Rights.”. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. As of the date of this prospectus, we have authorized one series of preferred stock, the Series A preferred stock.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

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●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series A Preferred Stock

On June 26, 2018, we filed a Certificate of Designation, Rights and Preferences of our Series A preferred stock, or the “Series A Certificate of Designation,” with the Delaware Secretary of State. We amended the Series A Certificate of Designation on August 22, 2018, November 14, 2018, and July 31, 2019 in order to designate additional shares of preferred stock as Series A preferred stock. The Series A Certificate of Designation, as amended, fixes the rights, preferences, powers, restrictions and limitations of the Series A preferred stock.

The description of certain terms of the Series A preferred stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the Series A Certificate of Designation, as amended, our bylaws and the DGCL. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A preferred stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A preferred stock.

Ranking

The Series A preferred stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

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•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

•	effectively junior to all our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 9.75% of the $25.00 per share liquidation preference per annum (equivalent to $2.4375 per annum per share). Dividends on the Series A preferred stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A preferred stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A preferred stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A preferred stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A preferred stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A preferred stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred stock that may be in arrears, and holders of the Series A preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series A preferred stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

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Unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A preferred stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A preferred stock, all dividends declared upon the Series A preferred stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A preferred stock shall be declared pro rata so that the amount of dividends declared per share of Series A preferred stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A preferred stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A preferred stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A preferred stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A preferred stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A preferred stock in the distribution of assets, then the holders of the Series A preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

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We will use commercially reasonable efforts to provide written notice of any such liquidation, dissolution or winding up no fewer than 10 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A preferred stock is not redeemable by us prior to June 27, 2023, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after June 27, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mr. Rouhana, the chairman of our board of directors, our chief executive officer and our principal stockholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Rouhana or any member of his immediate family, any beneficiary of the estate of Mr. Rouhana, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series A preferred stock, the notice of redemption will be mailed to each holder of record of Series A preferred stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

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•	the number of shares of Series A preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A preferred stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A preferred stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A preferred stock except as to the holder to whom notice was defective or not given.

Holders of Series A preferred stock to be redeemed shall surrender the Series A preferred stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A preferred stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A preferred stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A preferred stock, those shares of Series A preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A preferred stock is to be redeemed, the Series A preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A preferred stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A preferred stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A preferred stock to be redeemed.

No shares of Series A preferred stock shall be redeemed unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are declared and paid and all outstanding shares of Series A preferred stock are simultaneously redeemed. We shall not otherwise purchase or acquire directly or indirectly any shares of Series A preferred stock (except by exchanging it for our capital stock ranking junior to the Series A preferred stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A preferred stock.

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Subject to applicable law, we may purchase shares of Series A preferred stock in the open market, by tender or by private agreement. Any shares of Series A preferred stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A preferred stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A preferred stock are entitled to vote, each share of Series A preferred stock will be entitled to one vote. In instances described below where holders of Series A preferred stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A preferred stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A preferred stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A preferred stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A preferred stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A preferred stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A preferred stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A preferred stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of such directors) under these voting rights exceed two. Any person nominated to serve as a director of our company under the foregoing terms shall be reasonably acceptable to our company.

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If a special meeting is not called by us within 30 days after request from the holders of Series A preferred stock as described above, then the holders of record of at least 25% of the outstanding Series A preferred stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A preferred stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A preferred stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A preferred stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least 66.67% of the votes entitled to be cast by the holders of the Series A preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) unless redeeming all Series A preferred stock in connection with such action, amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A preferred stock of any right, preference, privilege or voting power of the Series A preferred stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A preferred stock, or the creation or issuance of any additional Series A preferred stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain 66.67% of the votes entitled to be cast by the holders of the Series A preferred stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of Series A preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to affect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A preferred stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

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Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A preferred stock are outstanding, we will use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A preferred stock. We will use our best effort to provide the information to the holders of the Series A preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series A preferred stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A preferred stock will, as holders of Series A preferred stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Credit Rating of Our Series A Preferred Stock

Our Series A Preferred Stock has been rated BBB(-) by Egan-Jones Rating Co., a Nationally Recognized Statistical Rating Organization. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of our Series A preferred stock should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, or by our chairman and chief executive officer or by our secretary at the request in writing of stockholders owning a majority of the voting power of our issued and outstanding capital stock.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Dual Voting Structure

Our certificate of incorporation provides for two classes of common stock. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Accordingly, the holders of shares of Class B common stock will exert significant control over our actions.

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Removal and Appointment of Directors

Our entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the voting power of outstanding voting power of the shares then entitled to vote at an election of directors. In such case, new directors may be elected by the stockholders then holding a majority of our voting power. Immediately following this offering, our chairman and chief executive officer shall control the substantial majority of our voting power and therefore will be able to unilaterally exercise the foregoing rights.

Class B Approval Required for Charter Amendments

Any amendment to our certificate of incorporation requires the approval of the majority of the outstanding Class B common stock. This approval requirement is separate and in addition to any general stockholder approval that would be required under our certificate of incorporation and law.

Exclusive Forum Selection

Article Twelve of our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our charter documents, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. While this provision is intended to include all actions, excluding any arising under the Securities Act of 1933, the Exchange Act of 1934 and any other claim for which the federal courts have exclusive jurisdiction, there is uncertainty as to whether a court would enforce this provision.

Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Certain Anti-Takeover Provisions of Delaware Law

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to Our Certificate of Incorporation.

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

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Listing

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE” and our Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.” On June 18, 2021, the last reported sale prices of our Class A common stock and Series A preferred stock were $39.46 and $27.52, respectively.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Class A common stock and Series A preferred stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any other series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for any registered class of warrants, if any, will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF OUR 2025 NOTES

Our 2025 Notes were issued under the Indenture and Supplemental Indenture, each between us and U.S. Bank National Association, as trustee, and each dated July 17, 2020. We refer to the indenture and the supplemental indenture collectively as the “Indenture” and to U.S. Bank National Association as the “trustee.” As of June 21, 2021, we had outstanding $32,895,900 principal amount of 2025 Notes.

The 2025 Notes are governed by the Indenture, as required by federal law for all bonds and 2025 Notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the 2025 Notes.

General

The 2025 Notes will mature on July 31, 2025. The principal payable at maturity will be 100% of the aggregate outstanding principal amount. The interest rate of the 2025 Notes is 9.50% per year and will be paid every March 30, June 30, September 30, and December 30, and the regular record dates for interest payments will be every March 15, June 15, September 15, and December 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

The 2025 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 2025 Notes are not be subject to any sinking fund and holders of the 2025 Notes will not have the option to have the 2025 Notes repaid prior to the stated maturity date.

Except as described under the captions “Events of Default” and “Merger or Consolidation” in this prospectus, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Optional Redemption

The 2025 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after July 31, 2022 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The redemption price shall include (i) 100% of the outstanding principal amount of the 2025 Notes called for redemption on the date fixed for redemption plus (ii) all accrued and unpaid interest payments otherwise payable thereon through the date fixed for redemption. In addition, in the event of a merger or sale of the company or substantially all of its assets or a majority of the Company’s equity (on an after issued basis) in one or a series of related transactions, the Company shall have the right to redeem the 2025 Notes prior to July 31, 2022 in connection with the consummation of such transactions on the foregoing terms.

Holders of our 2025 Notes may be prevented from exchanging or transferring the 2025 Notes when they are subject to redemption. In case any 2025 Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 2025 Note, the holders will receive, without a charge, a new 2025 Note or 2025 Notes of authorized denominations representing the principal amount of your remaining unredeemed 2025 Notes. Any exercise of our option to redeem the 2025 Notes will be done in accordance with the indenture.

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If we redeem only some of the 2025 Notes, the trustee will determine the method for selection of the particular 2025 Notes to be redeemed, in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the 2025 Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2025 Notes called for redemption.

Rating of the 2025 Notes

Our 2025 Notes have a credit rating of BBB from Egan-Jones Ratings Company. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the 2025 Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Global Securities

Each 2025 Note was issued in book-entry form and represented by a global security that we deposit with and register in the name of The Depository Trust Company, New York, New York, known as DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, is the sole registered owner and holder of all the 2025 Notes represented by a global security, and investors are permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated 2025 Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We pay interest to the person listed in the trustee’s records as the owner of the 2025 Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the 2025 Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the 2025 Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the 2025 Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We make payments on the 2025 Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

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Payments on Certificated Securities

In the event the 2025 Notes become represented by certificated securities, we will make payments on the 2025 Notes as follows. We will pay interest that is due on an interest payment date to the holder of the 2025 Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the 2025 Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the 2025 Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the 2025 Notes.

Events of Default

Holders of our 2025 Notes will have rights if an Event of Default occurs in respect of the 2025 Notes, as described later in this subsection.

The term “Event of Default” in respect of the 2025 Notes means any of the following:

•	We do not pay the principal (or premium, if any) of any 2025 Note when due.

•	We do not pay interest on any 2025 Note, including any J025 Note, when due, and such default is not cured within 30 days.

•	We remain in breach of a covenant in respect of the 2025 Notes, including the 2025 Notes, for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the 2025 Notes, as a single series).

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

An Event of Default for the 2025 Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2025 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

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Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2025 Notes, as a single series, may declare the entire principal amount of all the 2025 Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the 2025 Notes, as a single series, if  (1) we have deposited with the trustee all amounts due and owing with respect to the 2025 Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the 2025 Notes, as a single series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the 2025 Notes, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all the 2025 Notes, as a single series, must make a written request that the trustee take action because of the default and must offer indemnity and/or security to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•	the holders of a majority in principal amount of the 2025 Notes, as a single series, must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, holders of our 2025 Notes are entitled at any time to bring a lawsuit for the payment of money due on your 2025 Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 2025 Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the 2025 Notes, as a single series, may waive any past defaults other than:

•	the payment of principal or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

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Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the 2025 Notes.

•	The merger or sale of assets must not cause a default on the 2025 Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

•	We must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the 2025 Notes.

Changes Requiring Your Approval

First, there are changes that we cannot make to the 2025 Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the 2025 Notes;

•	reduce any amounts due on the 2025 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 2025 Note following a default;

•	change the place or currency of payment on a 2025 Note;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 2025 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 2025 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 2025 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 2025 Notes in any material respect.

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Changes Requiring Majority Approval

Any other change to the indenture and the 2025 Notes would require the following approval:

•	if the change affects only the 2025 Notes, it must be approved by the holders of a majority in principal amount of the 2025 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In both cases, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Majority Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the 2025 Notes:

The 2025 Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 2025 Notes will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 2025 Notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of the 2025 Notes, that vote or action may be taken only by persons who are holders of the 2025 Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the 2025 Notes or request a waiver.

Defeasance

“Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2025 Notes when due and satisfying any additional conditions 2025 Noted below, we will be deemed to have been discharged from our obligations under the 2025 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from the restrictive covenants under the indenture relating to the 2025 Notes.

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The following defeasance provisions will be applicable to the 2025 Notes:

Covenant Defeasance

Under the Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the 2025 Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money or money and government securities set aside in trust to repay your 2025 Notes. If we achieve covenant defeasance and your 2025 Notes were subordinated as described under “Indenture Provisions — Ranking” below, such subordination will not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, we must do the following:

•	Since the 2025 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2025 Notes either cash or a combination of cash and U.S. government or U.S. government agency 2025 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2025 Notes on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the 2025 Notes any differently than if we did not make the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•	No default or event of default with respect to the 2025 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, holders of our 2025 Notes can still look to us for repayment of the 2025 Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the 2025 Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Full Defeasance

We can legally release ourselves from all payment and other obligations on the 2025 Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	Since the 2025 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2025 Notes a combination of money and U.S. government or U.S. government agency 2025 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2025 Notes on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing holders to be taxed on the 2025 Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the 2025 Notes would be treated as though we paid holders their share of the cash and 2025 Notes or bonds at the time the cash and 2025 Notes or bonds were deposited in trust in exchange for your 2025 Notes and you would recognize gain or loss on the 2025 Notes at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

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•	Defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•	No default or event of default with respect to the 2025 Notes shall have occurred and be continuing a and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, holders of our 2025 Notes would have to rely solely on the trust deposit for repayment of the 2025 Notes. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Limitation on Restricted Payments Covenant

In addition to any other covenants described in this prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or where securities can be surrendered for payment, payment of taxes by us and related matters, upon (i) the failure to pay interest on any 2025 Note when such interest is due and payable or (ii) the occurrence of an Event of Default and while any such interest payment remains unpaid or such Event of Default is ongoing the indenture prohibits us from:

(1)        declaring or paying any dividend, making any distribution on or in respect of our capital stock or making any similar payment to the direct or indirect holders of our capital stock in their capacity as such;

(2)        purchasing, repurchasing, redeeming, retiring or otherwise acquiring (“Purchase”) for value any capital stock of the Company held by any Person (other than capital stock held by the Company or a subsidiary) or any capital stock of a subsidiary held by any Affiliate of the Company;

(3)        purchasing for value, prior to scheduled maturity, any scheduled repayment of any subordinated obligations; or

(4)        making any investment in any Person.

Form, Exchange and Transfer of Certificated Registered Securities

If registered 2025 Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for 2025 Notes of smaller denominations or combined into fewer 2025 Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

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Holders may exchange or transfer their certificated securities at the corporate trust office of the trustee. We have appointed the trustee to act as our agent for registering 2025 Notes in the names of holders transferring 2025 Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the 2025 Notes provided that a successor trustee is appointed to act with respect to the 2025 Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The 2025 Notes are our direct unsecured obligations and rank:

•	Pari passu with, which means equal to, all of our currently outstanding unsecured unsubordinated indebtedness issued by us, including the approximately $32.9 million principal amount of the 2025 Notes. The 2025 Notes also rank pari passu with our general liabilities, which consist of trade and other payables, including any outstanding dividend payable on our Series A preferred stock, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc. In total, these general liabilities were $48.8 million as of March 31, 2021. We have the ability to issue from time to time other debt securities with terms different from the 2025 Notes and, without consent of the holders thereof, as well as the ability to reopen the 2025 Notes and issue additional 2025 Notes. If we issue additional debt securities, these additional debt securities could rank higher in priority of payment or have a lien or other security interest greater than that accorded to the holders of the 2025 Notes.

•	Senior to any of our future indebtedness that expressly provides it is subordinated to the 2025 Notes. We currently do not have outstanding debt that is subordinated to the 2025 Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the 2025 Notes. Therefore, the 2025 Notes, as currently contemplated, will not be senior to any indebtedness or obligations.

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•	Effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently a grant security interest), including our $10,210,000 film acquisition advance from Great Point Media Limited (of which $6,195,174 was outstanding as of March 31, 2021) which is secured by territorial licenses and distribution rights in certain films and productions owned or to be acquired by Screen Media, and our $20.0 million revolving loan commitment from MidCap (of which $18.3 million is outstanding as of June 21, 2021) which is secured by accounts receivable and the contracts underlying such accounts receivable and other related assets, but only to the extent of the value of the assets securing such indebtedness. Because the 2025 Notes will not be secured by any of our assets, they will be effectively subordinated to any existing secured indebtedness, any indebtedness that we may incur in the future, such as a new credit facility, or any indebtedness that is initially unsecured to which we subsequently grant a security interest, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the 2025 Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the 2025 Notes.

•	Structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and financing vehicles, since the 2025 Notes are obligations exclusively of Chicken Soup for the Soul Entertainment, Inc. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The 2025 Notes are represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the 2025 Notes.

Beneficial interests in the 2025 Notes are represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the 2025 Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The 2025 Notes were issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issuance of the 2025 Notes, in the aggregate principal amount of such issue, and will be deposited with DTC. Interests in the 2025 Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such 2025 Notes will, therefore, be required by DTC to be settled in immediately available funds. We will not have and neither the Trustee nor the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 1.3 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 131 countries and territories that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the 2025 Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the 2025 Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the 2025 Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the 2025 Notes, except in the event that use of the book-entry system for the 2025 Notes is discontinued.

To facilitate subsequent transfers, all 2025 Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the 2025 Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the 2025 Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the 2025 Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the 2025 Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

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Redemption proceeds, distributions, and interest payments on the 2025 Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the 2025 Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Listing

Our 2025 Notes are listed for trading on the Nasdaq Global Market under the symbol “CSSEN.”

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

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•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face-value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

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Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

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As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

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•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

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The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

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Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We are registering up to $1,000,000,000 of our common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby. We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a rights offering;

•	exercises of warrants or other rights;

•	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The applicable prospectus supplement will indicate whether a sale is made on a firm commitment or best efforts basis or otherwise. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Global Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the Class A common stock and Series A preferred stock, which are listed on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

Sales by Selling Securityholders

We are also registering for resale 1,798,956 shares of Series A preferred stock by the selling securityholder and any of its pledgees, assignees and successors-in-interest.

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The selling securityholder and its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling securities:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

•	Block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Settlement of short sales;

•	In transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such securities at a stipulated price per security;

•	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	A combination of any such methods of sale; or

•	Any other method permitted pursuant to applicable law.

•	The selling securityholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act , if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to a registration rights agreement we previously entered into with the selling securityholder, we are required to pay certain fees and expenses incurred by us and the selling securityholder incident to the registration of the securities. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act pursuant to the terms of such registration rights agreement.

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We have agreed to keep the registration statement, which this prospectus forms a part, effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Unless the shares of Series A preferred stock registered pursuant to the registration statement of which this prospectus forms a part are sold pursuant to this prospectus, Rule 144 under the Securities Act or another federal securities law exemption, the shares of Series A preferred stock covered by this prospectus will be sold only (a) through registered or licensed brokers or dealers if required under applicable state securities laws and (b) otherwise in compliance with all applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Series A preferred stock offered pursuant to this prospectus may not simultaneously engage in market making activities with respect to the Series A preferred stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Series A preferred stock offered pursuant to this prospectus by the selling securityholder or any other person. We will make copies of this prospectus available to the selling securityholder and have informed the selling securityholder of the need to deliver a copy of this prospectus to each subscriber of shares of Series A preferred stock offered pursuant to this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the Class A common stock and Class W warrants to purchase shares of Class A common stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, have been incorporated by reference herein to the Annual Report on Form 10-K for the year ended December 31, 2020, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the resale of the Series A preferred stock offered hereby. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the web address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.cssentertainment.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021 (“2020 Form 10-K”);

•	our quarterly report on Form 10-Q for the three-month period ended March 31, 2021 filed with the SEC on May 13, 2021;

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•	the portion of our proxy statement on Schedule 14A filed with the SEC on April 30, 2021 which are incorporated by reference into our 2020 Form 10-K;

•	our registration statement on Form 8-A effective on August 17, 2017, registering our Class A common stock under Section 12(b) of the Exchange Act;

•	our registration statement on Form 8-A effective on June 26, 2018, registering our Series A preferred stock under Section 12(b) of the Exchange Act;

•	our registration statement on Form 8-A effective on July 17, 2020 registering our 2025 Notes under Section 12(b) of the Exchange Act; and

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 15, 2021, January 19, 2021, January 20, 2021, February 17, 2021, March 9, 2021, March 16, 2021, April 9, 2021, April 16, 2021, May 17, 2021, May 25, 2021, May 27, 2021, June 11, 2021, June 21, 2021, June 24, 2021, July 1, 2021, July 2, 2021, July 8, 2021, July 16, 2021, August 12, 2021, August 18, 2021, September 17, 2021, October 18, 2021, November 9, 2021, November 10, 2021, November 18, 2021, December 17, 2021, January 11, 2022 and January 18, 2022.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Ave., Floor 2W, Cos Cob, Connecticut 06807, telephone number (855) 398-0443. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT

$10,400,000 Principal Amount 9.50% Notes due 2025

Ladenburg Thalmann	B. Riley Securities

Prospectus Supplement dated April 20, 2022